                                                                    EXHIBIT 10.4


                                 LEASE AGREEMENT
                                      (NNN)
                             BASIC LEASE INFORMATION



LEASE DATE:                       April 1, 1998

LANDLORD:                         LINCOLN COLISEUM DISTRIBUTION CENTER,
                                  A California Limited Partnership

LANDLORD'S ADDRESS:               c/o LPC MS, Inc.
                                  101 Lincoln Centre Drive, Fourth Floor
                                  Foster City, California 94404-1167

TENANT:                           Intelligent Systems for Retail, Inc.,
                                  a California corporation, dba ISR

TENANT'S ADDRESS:                 1241 E. Hillsdale Boulevard, Suite 210
                                  Foster City, California 94404

PREMISES:                         An approximately 336,680 rentable square foot
                                  Building and the Lot as shown on Exhibit A hereto

PREMISES ADDRESS:                 5800 Coliseum Way
                                  Oakland, California 94621

BUILDING:                         Approximately 336,680 rentable square feet
LOT (BUILDING'S TAX PARCEL):      APNs 34-2342-5-7, 34-2342-8-2 and 34-2342-5-5

EARLY OCCUPANCY DATE:             June 1, 1998

TERM: August 1, 1998 ("Commencement Date"), through July 31, 2008 ("Expiration Date")

BASE RENT (PARAGRAPH 3):          One hundred one thousand four and 00/100
                                  Dollars ($101,004.00) per month, subject to increase for any Amortized Excess TI Costs in accordance with the provisions of Exhibit B hereto

ADJUSTMENTS TO BASE RENT:         Commencing August 1, 1999, the monthly Base
                                  Rent shall increase to $104,370.80, subject to increase for any Amortized Excess TI Costs in accordance with the provisions of Exhibit B hereto Commencing February 1, 2001, the monthly Base Rent shall increase to $111,104.40, subject to increase for any Amortized Excess TI Costs in accordance with the provisions of Exhibit B hereto

                                  Commencing August 1, 2003, the monthly Base
                                  Rent shall increase to $121,204.80, subject to increase for any Amortized Excess TI Costs in accordance with the provisions of Exhibit B hereto

                                  Commencing February 1, 2006, the monthly Base Rent shall increase to

                                  $134,672.00, subject to increase for any Amortized Excess TI Costs in accordance with the provisions of Exhibit B hereto

LETTER OF CREDIT (PARAGRAPH 4):   Letter of Credit in the amount of Nine Hundred
                                  Fifty Thousand and 00/100 Dollars
                                  ($950,000.00) as set forth in Section 4 hereof and Exhibit I hereto

DAMAGE DEPOSIT (PARAGRAPH 5):     Fifty Thousand Dollars ($50,000.00)

*TENANT'S OPERATING
EXPENSES (PARAGRAPH 7.1):        100% of the Building
*TENANT'S TAX EXPENSES
(PARAGRAPH 7.2):                 100% of the Building
*TENANT'S UTILITY EXPENSES
 (PARAGRAPH 8):                  100% of the Building

*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES (PARAGRAPH 10):    The Premises shall be used for offices,
                                  central commissary (food
                                  preparation/processing center, including preparation/processing center, including but not limited to kitchen facilities, baking, cooking, meat and seafood cutting and produce preparation), general warehousing, both ambient and cold storage, and sale and distribution at retail and/or wholesale of any and all consumer goods and products, including but not limited to, foods, beverages and other groceries, prepackaged alcohol (for off-premises consumption only), house and garden supplies, books, music, software, health and beauty aids, cleaning and janitorial supplies, office supplies and equipment, medical supplies and pharmaceuticals, clothing and fashion, sports and hobbies, pet food and supplies, toys, hardware and tools, jewelry, collectibles, electronic equipment, appliances, computers and other general retail merchandise;
                                  provided, however, that such uses are
                                  permitted by the City of Oakland and all other governmental agencies having jurisdiction thereof.

BROKER (PARAGRAPH 39):            Christopher Jacobs, Duane Fitch and Douglas
                                  Norton of CB Commercial for Tenant Duane Fitch and Larry Jones of CB Commercial and LPC MS,
                                  Inc. for Landlord

EXHIBITS:                  Exhibit A - Premises, Building and Lot
                           Exhibit B - Tenant Improvements
                           Exhibit C - Rules and Regulations
                           Exhibit D - Covenants, Conditions and Restrictions
                                       (Intentionally Omitted)
                           Exhibit E - Hazardous Materials Disclosure
                                       Certificate - Example
                           Exhibit F - Change of Commencement Date - Example
                           Exhibit G - Tenant's Initial Hazardous Materials
                                       Disclosure Certificate
                           Exhibit H - Sign Criteria (Intentionally Omitted)
                           Exhibit I - Letter of Credit
                           Exhibit J - Subordination, Non-disturbance and
                                       Attornment Agreement
                           Exhibit K - Landlord's Waiver and Agreement
                           Exhibit L - Tenant's Initial Alterations
                           Exhibit M - Assignment and Assumption Agreement

ADDENDA:                   Addendum 1: Option to Extend the Term
                           Addendum 2: Agreement to Install Satellite Antenna
                                       Receiving Dish

                                TABLE OF CONTENTS


SECTION                                                                                                     PAGE
-------                                                                                                     ----
1.    PREMISES                                                                                               4
2.    ADJUSTMENT OF COMMENCEMENT DATE; CONDITION OF THE PREMISES                                             4
3.    RENT                                                                                                   5
4.    LETTER OF CREDIT                                                                                       6
5.    DAMAGE DEPOSIT                                                                                         7
6.    TENANT IMPROVEMENTS                                                                                    7
7.    ADDITIONAL RENT                                                                                        7
8.    UTILITIES                                                                                             10
9.    LATE CHARGES                                                                                          10
10.   USE OF PREMISES                                                                                       10
11.   ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES                                                  12
12.   REPAIRS AND MAINTENANCE                                                                               13
13.   INSURANCE                                                                                             14
14.   WAIVER OF SUBROGATION                                                                                 17
15.   LIMITATION OF LIABILITY AND INDEMNITY                                                                 16
16.   ASSIGNMENT AND SUBLEASING                                                                             16
17.   AD VALOREM TAXES                                                                                      19
18.   SUBORDINATION                                                                                         19
19.   RIGHT OF ENTRY                                                                                        20
20.   ESTOPPEL CERTIFICATE                                                                                  20
21.   TENANT'S DEFAULT                                                                                      20
22.   REMEDIES FOR TENANT'S DEFAULT                                                                         21
23.   HOLDING OVER                                                                                          22
24.   LANDLORD'S DEFAULT                                                                                    22
25.   PARKING                                                                                               23
26.   SALE OF PREMISES                                                                                      23
27.   WAIVER                                                                                                23
28.   CASUALTY DAMAGE                                                                                       23
29.   CONDEMNATION                                                                                          24
30.   ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS                                                             24
31.   FINANCIAL STATEMENTS                                                                                  26
32.   GENERAL PROVISIONS                                                                                    27
33.   SIGNS                                                                                                 28
34.   MORTGAGEE PROTECTION                                                                                  28
35.   QUITCLAIM                                                                                             29
36.   INTENTIONALLY OMITTED                                                                                 29

37.   WARRANTIES OF TENANT                                                                                  29
38.   COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT                                                       29
39.   BROKERAGE COMMISSION                                                                                  29
40.   QUIET ENJOYMENT                                                                                       30
41.   LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS                                        30
42.   TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS                                        30
43.   TENANT EQUIPMENT FINANCING                                                                            31
44.   TENANT'S SATELLITE DISH                                                                               31

                                 LEASE AGREEMENT


DATE: This Lease is made and entered into as of the Lease Date set forth on Page
1. The Basic Lease Information set forth on Pages 1 and 2 hereof and this Lease are and shall be construed as a single instrument.


1. PREMISES: Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. For purposes of this Lease the term "Premises" shall mean and refer to the entirety of the Building and the Lot. For purposes of this Lease the term "Lot" shall mean and refer to those portions of the Premises exclusive of the Building and shall include, but not be limited to, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises (i.e. the Building and the Lot) shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1 hereof. Tenant further acknowledges that the number of rentable square feet of the Building and/or the Lot may subsequently change after the Lease Date commensurate with any actual physical modifications to any of the foregoing resulting from a casualty or condemnation, subject, however, to the provisions of Sections 28 and 29 hereof.

2. ADJUSTMENT OF EARLY OCCUPANCY DATE AND COMMENCEMENT DATE; AND CONDITION OF THE PREMISES:

         2.1 If Landlord cannot deliver to Tenant possession of the Premises (in the condition that exists on the day after the previous occupants--Caliber Logistics, Inc., The Glidden Company, and The Glidden Company's subtenant, Santa Clara Warehouse, Inc.--vacate the Building) without any improvements, alterations, repairs, refurbishment or other modifications being made thereto on the Early Occupancy Date, Landlord shall not be subject to any liability nor shall the validity of this Lease be affected; provided, the Early Occupancy Date and the Commencement Date shall be extended commensurately by the period of time Landlord is delayed in so delivering to Tenant possession of the Premises without any improvements, alterations, repairs, refurbishment or other modifications being made thereto. In the event the actual Early Occupancy Date, the actual Commencement Date and/or the actual Expiration Date of this Lease is other than the Early Occupancy Date, Commencement Date and/or Expiration Date specified in the Basic Lease Information, as the case may be, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual Early Occupancy Date, Commencement Date, Expiration Date and the date on which Tenant is to commence paying Base Rent, Additional Rent and all other sums payable by Tenant hereunder. It is the parties' intention that (i) the Early Occupancy Date of this Lease shall be the date specified in the Basic Lease Information, June 1, 1998, (ii) any delays in Landlord commencing and/or completing any of the Landlord Work (defined below) shall not affect nor otherwise extend the Early Occupancy Date of June 1, 1998, (iii) Tenant commencing and/or completing the Tenant Improvements shall not affect nor otherwise extend the Early Occupancy Date of June 1, 1998, and (iv) Tenant shall be solely and wholly responsible for the construction and substantial completion of the Tenant Improvements. If the Early Occupancy Date is extended beyond June 1, 1998, the Commencement Date and Expiration Date of this Lease shall be extended commensurately by the same time period. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises without any improvements, alterations, repairs, refurbishment or other modifications being made thereto, Tenant shall be deemed to have accepted the Premises in good condition and state of repair except for the Landlord Work (defined below). Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose.

         2.2 If Landlord cannot deliver to Tenant possession of the Premises on or before October 1, 1998 [in the condition that exists on the date after the previous occupants (as set forth in Section 2.1 above) vacate the Building without any improvements, alterations, repairs, refurbishment or other modifications being made thereto], then either Landlord or Tenant may terminate this Lease by delivering thirty days' prior written notice, if at all, to the other party. The effective date of any such termination shall in no event be prior to November 1, 1998.

         2.3 LANDLORD WORK: As soon as possible after all of the Existing Occupants have vacated the Premises and delivered to Landlord possession thereof, Landlord, during the Early Occupancy Period, shall cause the following work to be performed in and about the Premises (collectively, the "Landlord Work"): (i) cause the Premises to be in broom-clean condition; (ii) cause the following described components of the Building to be placed in good working order: (a) roof and building structure; (b) roof membrane; (c) windows; (d) skylights; (e) interior and exterior lighting; (f) electrical systems; and (g) plumbing systems; and (iii) repaint the Building stripe on the exterior of the Building, and reseal and stripe the parking lot. Tenant shall notify Landlord, in writing, within thirty (30) days following the actual Early Occupancy Date of any items specified in clause (ii) above that is not in good working order (the "Tenant Defect Notice"), and Landlord shall correct any such deficiencies or defects of such items and place same in good working order within forty-five
(45) days after Landlord's receipt of the Tenant Defect Notice or within such longer period of time as is necessary to correct any such deficiencies or defects, so long as Landlord has commenced such repair within fifteen (15) days of Tenant's Defect Notice and thereafter diligently prosecutes such repair to completion. The costs and expenses incurred by Landlord to perform the work described in clause (iii) above shall be included in the 1998 Operating Expenses for the Premises. Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall use their good faith and best efforts to cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord's agents or representatives in performing the Landlord Work.


3. EARLY OCCUPANCY PERIOD AND RENT:

         3.1 EARLY OCCUPANCY PERIOD: During the period commencing on the actual Early Occupancy Date and ending on the date which is sixty (60) days thereafter (the "Early Occupancy Period"), Tenant shall be permitted to use and occupy the Premises, however, any such use and occupancy by Tenant shall be at Tenant's sole risk and subject to all of the provisions of this Lease except as otherwise expressly set forth herein. During the Early Occupancy Period Tenant shall only use the Premises for purposes of (i) planning, installing and constructing the Tenant Improvements in the Premises, and (ii) installing in the Premises Tenant's equipment (including telephone, telecommunications and data lines), furnishings and fixtures to make the Premises ready for Tenant's use and occupancy to conduct its operations therein. Except for the requirement that Tenant pay for all utilities and Utility Expenses to the extent incurred during the Early Occupancy Period, Tenant shall otherwise commence paying Rent (defined below) on the actual Commencement Date regardless of whether or not the planning, design and/or construction of the Tenant Improvements are commenced or completed. Tenant shall be solely responsible for the security of its property or equipment or that of its contractors or agents, stored in the Premises during the Early Occupancy Period. In consideration for Landlord permitting Tenant to use and occupy the Premises during the Early Occupancy Period, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Indemnitees (defined in Section 15 below) harmless from and against any and all claims, damages, liabilities, liens, losses, actions, judgments, costs and expenses (including without limitation, attorneys' fees and costs) arising from Tenant's and any of Tenant's Representatives' use and occupancy of any portion of the Premises during the Early Occupancy Period, or from any activity permitted or suffered by Tenant or any of Tenant's Representatives in or about the Premises during the Early Occupancy Period, or any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease during the Early Occupancy Period, or arising from any intentional or negligent act or omission of Tenant or any of Tenant's Representatives during the Early Occupancy Period; provided, however, the foregoing indemnity shall not include claims, damages, liabilities, liens, losses, actions, judgments, costs and expenses (including without limitation, attorneys' fees and costs) for damage or injury to the extent caused by the sole and active negligence or willful misconduct of Landlord and its designated agents or employees, unless covered by insurance Tenant is required by this Lease to maintain. During the Early Occupancy Period, Landlord shall not be liable for any claims, damages (including, but not limited to, consequential damages) or losses of any nature incurred or suffered by Tenant or any of Tenant's Representatives, or any other person in or about the Premises, arising from or in connection with this Lease or the use of the Premises (including any claims, damages or losses arising from any act or neglect of any other persons including construction workers hired by Landlord), except to the extent such claims, damages or losses arise solely from the sole and active negligence or willful misconduct of Landlord (provided, however, in no event shall Landlord be liable for any consequential damages).

         3.2 RENT: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the sum of $121,854.57, which amount equals the Base Rent, the estimated Operating Expenses and Early Occupancy Rent for the first month of the Term of the Lease (the "Advanced Rent") (which Advanced Rent shall be applied against the Rent payable for the first month Tenant is required to pay Base Rent), the Letter of Credit (defined below) and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 13 of this Lease and under the provisions of Exhibit B hereto. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim (except as otherwise set forth in Section 28 hereof), the Base Rent specified in the Basic Lease Information (including any Amortized Excess TI Costs) and the Early Occupancy Rent (defined below), payable in advance at Landlord's address specified in the Basic Lease Information on the actual Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease after first giving Tenant credit for the Advanced Rent. In addition to the Base Rent set forth in the Basic Lease Information (including any Amortized Excess TI Costs) and the Early Occupancy Rent (defined below), Tenant shall pay Landlord in advance on the actual Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, the Administrative Expenses, Operating Expenses and Tax Expenses, after first giving Tenant credit for the Advanced Rent. The term "Rent" whenever used herein refers to the aggregate of all these amounts. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty
(30) day month. The prorated Rent for the last calendar month of the Term of this Lease shall be paid on the first day of the calendar month in which the date of termination or expiration occurs.

         3.3 EARLY OCCUPANCY RENT: In addition to the monthly Base Rent specified in the Basic Lease Information (including any Amortized Excess TI Costs), and as part of the "Rent" payable by Tenant hereunder in accordance with the provisions of Section 3.2 above, Tenant shall pay to Landlord, as Additional Rent, the amount of $2,535.18 (the "Early Occupancy Rent") monthly on the first
(1st) day of each month of the first sixty (60) months only of the initial term of this Lease. The monthly amount of the Early Occupancy Rent equals the amortization (at the annual interest rate of ten percent (10%) for a 60-month period) of one month's Base Rent of $101,004.00 plus one month's estimated Operating Expenses, Tax Expenses and Administrative Expenses of $18,315.39.

4. LETTER OF CREDIT:

         4.1 Upon Tenant's executing this Lease, Tenant shall deliver to Landlord for the full and faithful performance by Tenant of its obligations under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit in exactly the form and containing the terms as set forth in the form of letter of credit attached hereto as Exhibit I (the "Letter of Credit") issued by Wells Fargo Bank ("Issuer"), a solvent bank under the supervision of the Superintendent of Banks of the State of California or a National Banking Association, payable in Foster City, California, and made in favor of Landlord, as the beneficiary thereof. The Letter of Credit shall be in a face amount equal to Nine Hundred Fifty Thousand and 00/100 U.S. Dollars ($950,000.00) and, subject to the provisions of this Section 4, the expiration date shall be September 1, 2008 (the "L/C Expiration Date"). The face amount of the Letter of Credit shall decline by $110,000.00 (less the amount of any draw or draws made in the preceding calendar year) each year commencing at the end of the third
(3rd) year of the Term of this Lease. Therefore, the face amount of the Letter of Credit shall decline to $180,000.00 at the end of the ninth (9th) year of the Term of this Lease and shall remain in this amount until the L/C Expiration Date, or any extension pursuant to Addendum 1 hereto.

         4.2 Notwithstanding the foregoing, the face amount of the Letter of Credit shall be reduced as follows: if at any time following the second (2nd) year of the Term of this Lease, Tenant's net worth exceeds Thirty-Five Million Dollars ($35,000,000.00) AND Tenant's net income exceeds Eight Million Dollars ($8,000,000.00) (both as reported in Tenant's audited annual financial statements as prepared by a certified public accountant), then the face amount of the Letter of Credit shall decline to Four Hundred Fifty Thousand Dollars ($450,000.00). Furthermore, if Tenant's net worth AND net income meet the above-stated criteria for a second consecutive year of the Term of this Lease, then the face amount of the Letter of Credit shall further decline to One Hundred Eighty Thousand Dollars ($180,000.00), which face amount shall remain for the duration of the Term of this Lease until the L/C Expiration Date. Notwithstanding the foregoing, if Tenant's financial condition does not meet the above-stated criteria for the second of the two (2) consecutive years but Tenant's financial condition meets the above-stated criteria in any two (2) subsequent and consecutive years of the Term of this Lease, then at that time the face amount of the Letter of Credit shall decline to One Hundred Eighty Thousand Dollars ($180,000.00), which face amount shall remain for the duration of the Term of this Lease until the L/C Expiration Date, or any extension pursuant to Addendum 1 hereto.

         4.3 The Letter of Credit shall be (a) at sight and irrevocable and (b) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant hereunder which continues beyond any applicable notice and cure periods. Tenant further acknowledges and agrees that if Landlord cannot draw upon the Letter of Credit within the times and in the manner as anticipated by Landlord herein, Landlord shall suffer irreparable damage, harm and injury. From time to time during the Term of this Lease, including, but not limited to, the event whereby Tenant meets certain financial condition criterion as set forth in Section 4.2 hereinabove, it is anticipated by the parties that the Letter of Credit will need to be amended and modified. Landlord and Tenant hereby covenant and agree to cooperate with one another to promptly effectuate any such amendments and modifications, including without limitation, executing and submitting to the Issuer any and all documents or instruments as may be reasonably required to effectuate same. The L/C Expiration Date is intended by the parties to be the date which is one hundred twenty-one
(121) months after the actual Commencement Date of this Lease. When the parties actually know the actual Commencement Date of this Lease, and if the actual Commencement Date is not August 1, 1998, the parties will execute and submit to the Issuer such further applications, documents and instruments as may be necessary to cause the L/C Expiration Date to be the date which is one hundred twenty-one (121) months after the actual Commencement Date of this Lease. In addition to the foregoing, each and every time during the Term of this Lease there is a change in the identity or address of the parties, including without limitation, any change in the identity of Landlord due to the sale, transfer or other conveyance by Landlord of its rights and interests in, to and under this Lease to any other party, person or entity, the Letter of Credit shall immediately be amended to reflect such changes and the parties hereby agree to execute and submit to the Issuer such further applications, documents and instruments as may be necessary to effectuate same. It is the intention of the parties that each and every successor and assign of both Landlord and Tenant be bound by and subject to the terms and provisions of this Section 4. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, assign all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such assignment is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In no event or circumstance shall Tenant have the right to any use of the Letter of Credit and, specifically, Tenant may not use the Letter of Credit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof. In the event Landlord shall not have drawn on the Letter of Credit as provided in this
Section 4, Landlord covenants and agrees to return to Tenant the original Letter of Credit within thirty-one (31) days following the expiration or earlier termination of this Lease and Landlord's receipt of written notice from Tenant requesting the return of the original Letter of Credit.

5. DAMAGE DEPOSIT. Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord, as a Damage Deposit for the performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default, Landlord may, but without obligation to do so, use the Damage Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages to the Premises sustained by Landlord resulting from Tenant's default. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Damage Deposit so applied or used so as to replenish the amount of the Damage Deposit held to increase such deposit to the amount initially deposited with Landlord. As soon as practicable after the termination of this Lease (but in no event later than sixty (60) days after such termination), Landlord shall return the Damage Deposit to Tenant, less such amounts as are reasonably necessary, to remedy Tenant's default(s) hereunder (if any), or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. Landlord shall not be required to keep the Damage Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Damage Deposit. In no event or circumstance shall Tenant have the right to any use of the Damage Deposit and, specifically, Tenant may not use the Damage Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.


6. TENANT IMPROVEMENTS: Tenant hereby agrees to accept the Premises on the Early Occupancy Date as suitable for Tenant's intended use and as then being in good operating order, condition and repair, in its then "AS IS" condition, except for the performance by Landlord of the Landlord Work in accordance with the provisions of Section 2.2 hereof. Tenant shall install and construct the Tenant Improvements (as such term is defined in Exhibit B hereto) in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Landlord and Tenant hereby agree to and shall be bound by the terms, conditions and provisions of Exhibit B. Tenant acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Any exception to the foregoing provisions must be made by express written agreement by both parties. Notwithstanding anything to the contrary contained herein, Tenant shall allow Landlord to, concurrently with Tenant (if Tenant so desires, otherwise separately), or after the expiration or earlier termination of this Lease, individually, make a claim against Tenant's general contractor, namely TRI-COM Refrigeration, Inc. (the "Tenant's General Contractor") for any patent or latent defects in the initial design or construction of the upgrade of the fire protection system to .495 per 2,000 square feet in the south 93,400 square feet of the Building as set forth in Section 1 of Exhibit B hereto. In addition to the foregoing, Landlord shall be entitled to enforce, concurrently with Tenant, or after the expiration or earlier termination of this Lease, individually, any warranties made or given to Tenant from the Tenant's General Contractor and any major subcontractors with respect to the Tenant Improvements. Landlord shall be a third party beneficiary of Tenant's construction agreements, and accordingly, Tenant hereby agrees to include a provision in Tenant's construction contracts to effectuate same.


7. ADDITIONAL RENT : It is intended by Landlord and Tenant that this Lease be a "triple net lease." The costs and expenses described in this Section 7 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent (including any Amortized Excess TI Costs) are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

         7.1 OPERATING EXPENSES: In addition to the Base Rent set forth in
Section 3, Tenant shall pay the Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the maintenance, repair and operation of the Premises. The term "Operating Expenses" shall not include those costs and expenses incurred by Landlord to discharge its obligations under Section 12.3 hereof. The Operating Expenses may include, but are not limited to, the following:

                  7.1.1 Landlord's cost of repairs to, and maintenance of, the roof, the roof membrane and the exterior walls of the Building (excluding the cost for replacement of the entire roof, which replacement cost is of a capital nature and the method of reimbursement by Tenant is as set forth in Section 7.1.4 below);

                  7.1.2 Landlord's cost of maintaining the Lot, including without limitation, the cost of maintaining, repairing, patching, overlaying, sealing and striping the parking lot area, excluding the cost for replacement of the entire parking lot, which replacement cost shall be considered to be of a capital nature and the method of reimbursement by Tenant is set forth in Section 7.1.4 below;

                  7.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Premises, rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months but not more than eighteen (18) months commencing on the date of loss, and subject to the provisions of Section 28 below, any deductible in the event of an actual loss or casualty for which a deductible is required to be paid;

                  7.1.4 Landlord's cost of: (i) modifications and/or new improvements to the Premises (including without limitation, the Lot) required by any rules, laws or regulations effective subsequent to the Lease Date; (ii) reasonably necessary replacement improvements to the Premises which improvements are of comparable and/or industry-standard quality and design to that of the existing improvements after the Lease Date; and (iii) new improvements to the Premises that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord; provided, however, if any of the foregoing are in the nature of capital improvements (including for purposes hereof, the replacement of the entire roof and the replacement of the entire parking lot), then the cost of such capital improvements shall be amortized on a straight-line basis over a reasonable period, which shall be the lesser of fifteen (15) years or the reasonably estimated useful life of such modifications as customarily determined in the industry for comparable buildings in the Oakland, San Leandro, San Lorenzo, Hayward and Union City market area, new improvements or replacement improvements in question (at an interest rate equal to the prevailing prime rate plus two percent (2%)), and Tenant shall pay the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses herein;

                  7.1.5 Subject to the provisions of Section 12.2 hereof, if Landlord elects to so procure, Landlord's cost of preventative maintenance and repair contracts for the presently existing heating, ventilation and air conditioning systems serving the office portion of the Premises;

                  7.1.6 Landlord's cost of security measures (to the extent such security measures are necessary to fulfill Landlord's obligations hereunder in the event of an emergency or unsafe condition, as reasonably determined by Landlord) and fire protection services for the Premises;

                  7.1.7 If Tenant uses any such rail spur or rail crossing, Landlord's cost for the maintenance and repair of any rail spur and rail crossing, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

                  7.1.8 Landlord's cost of supplies, equipment, rental equipment and other similar items necessary and used solely for the operation and/or maintenance of the Premises; and

                  7.1.9 Landlord's cost for the repairs and maintenance items set forth in Section 12.2 below.

         7.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay all real property taxes applicable to the land and improvements included within the Lot on which the Building is situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, as against Landlord's right to rent or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.

         7.3 ADMINISTRATIVE EXPENSES: The Administrative Expenses set forth in this Section 7.3 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay Landlord, without prior notice or demand, commencing on the Commencement Date and continuing thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as compensation to Landlord for accounting and management services rendered on behalf of the Premises, one-twelfth (1/12th) of an amount equal to ten percent (10%) of the estimated amount of the aggregate of the Operating Expenses and Tax Expenses (collectively, the "Administrative Expenses"). Any reconciliation of the Administrative Expenses shall be substantially in the same manner as specified in Section 7.5 below, to the extent such provisions are applicable. Tenant's obligation to pay such Administrative Expenses shall survive the expiration or earlier termination of this Lease.

         7.4 PAYMENT OF EXPENSES: Landlord shall estimate the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first
(1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first
(1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay the Operating Expenses and Tax Expenses which have accrued prior to the termination or earlier expiration of this Lease shall survive the expiration or earlier termination of this Lease.

         7.5 ANNUAL RECONCILIATION: By June 30th of each calendar year following the calendar year in which this Lease is executed, or as soon thereafter as reasonably possible, but in no event later than September 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses, together with copies of actual property tax bills and either a copy of Landlord's general ledger for pertinent Operating Expense accounts, or copies of actual invoices, the choice of which is at Landlord's sole discretion, if Tenant so requests. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment within two (2) years after Landlord's delivery of such accounting, with the exception of supplemental taxes, for which Landlord may collect any such underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant within ninety (90) days of such accounting. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that Landlord shall be entitled to deduct such underpayment from Tenant's Damage Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's expenses or to otherwise perform such reconciliation of expenses, including without limitation, Landlord's failure to deduct any portion of any underpayment from Tenant's

Damage Deposit, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment within three (3) years of the date of Landlord's delivery of the then applicable accounting after the expiration or earlier termination of this Lease.

         7.6 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. If through such audit it is determined that there is a discrepancy of more than five percent (5%) of the total amount of expenses paid by Tenant hereunder, then Landlord shall reimburse Tenant for the reasonable accounting costs and expenses incurred by Tenant in performing such audit up to a maximum amount of Two Thousand Dollars ($2,000.00). However, if through such audit it is determined that there is a discrepancy of five percent (5%) or less of the total amount of expenses paid by Tenant hereunder, then Tenant shall reimburse Landlord for the reasonable accounting costs and expenses associated with said audit as well as those reasonable costs and expenses incurred by Landlord for any outside accounting firms or auditors used in connection with such audit, up to a maximum amount of Two Thousand Dollars ($2,000.00). Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.


8. UTILITIES: Prior to the Early Occupancy Date, Tenant shall cause all of the Utility Expenses (hereinafter defined) to be placed in Tenant's name with invoices to be sent directly to Tenant at the Premises. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay directly the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, trash or refuse collection, janitorial service, telephone, telecommunications and other utilities (collectively, the "Utility Expenses") billed or metered separately to the Premises and/or Tenant. Tenant shall also pay any and all assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Building is situated, including without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Commencing on the Early Occupancy Date, Tenant shall pay directly to the providers thereof all costs, fees, charges and similar sums for all of the utilities, services and other matters described in this Section 8, including without limitation, any and all Utility Expenses (collectively, the "Utility Charges"). If at any time during the Term of this Lease Tenant shall fail to timely and fully pay any of such Utility Charges after the lapse of the 10-day notice and cure period specified in Section 21.3 hereof, in addition to all other remedies available to Landlord hereunder, Landlord may, but without obligation to do so, pay any of such Utility Charges. In the event Landlord pays any of such Utility Charges, Tenant shall pay to Landlord, as Additional Rent, all of such Utility Charges plus ten percent (10%) for overhead, as part of the Operating Expenses payable by Tenant hereunder.

9. LATE CHARGES: Any and all sums or charges set forth in this Section 9 are considered part of Additional Rent. Tenant acknowledges that late payment (the sixth (6th) day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Operating Expenses, Tax Expenses and Utility Expenses, subject to
Section 8 herein, and Administrative Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord within five
(5) calendar days of the date due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to seven percent (7%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period exceeding thirty (30) days that such payments are delinquent as a late charge for the first instance during any calendar year in which Landlord does not receive Rent within said five (5) day period, and ten percent (10%) of such delinquent amount as a late charge for each and every successive instance during any calendar year in which Landlord does not receive Rent within said five (5) day period, (b) the amount of Seventy-five Dollars ($75.00) for each three-day notice prepared for, or served on, Tenant, (c) the amount of Fifty Dollars ($50.00) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance or be paid monthly in advance by electronic funds transfer. Notwithstanding the foregoing, should Tenant fail to pay the sum(s) due hereunder within five (5) days of the due date as hereinabove set forth, Landlord shall have the obligation, the first (1st) time only that Tenant fails to pay such sum(s) during each calendar year of the term of the Lease, to send a facsimile notice of such failure to such individual at such facsimile number as Tenant may first designate in writing, and if Tenant pays such overdue sum within three (3) days after confirmation that such notice has been received at such facsimile number, there shall be no assessment of a late charge.


10. USE OF PREMISES:

         10.1 COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 30 below, (ii) does not require any additional parking in excess of the parking spaces required by law, and (iii) conforms with all zoning ordinances and Laws then in effect. The use of the Premises by Tenant and its employees, directors, officers, affiliates, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, the following:

                  (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws");

                  (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been recorded prior to the Lease Date in any official or public records with respect to any portion of the Premises (the "Recorded Matters");

                  (c) any and all documents, matters, or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, that are recorded after the Lease Date, and any amendments, modification and/or cancellations of the Recorded Matters that are recorded after the Lease Date (collectively, "Subsequently Recorded Matters"). If Landlord agrees to any such Subsequently Recorded Matters (to which it is a party or with respect to which Landlord has direct approval of) without Tenant's prior written consent, then this Lease shall be deemed to supersede such Subsequently Recorded Matters in the event of any conflict. Notwithstanding anything herein to the contrary, if any of the Subsequently Recorded Matters to which Landlord is not a party or with respect to which Landlord has no direct approval of (i.e., Subsequently Recorded Matters which are recorded or imposed by any applicable governmental authorities) adversely affect Tenant's use under this Lease (excluding any liens related to any mortgage, deed of trust or similar type of security interest, and any improvements to be made to the Premises), then Landlord, upon receipt of written notice of such matters, shall notify Tenant, in writing, of all such Subsequently Recorded Matters; and

                  (d) any and all rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises provided same are enforced on a non-discriminatory basis, do not materially and adversely affect Tenant's operations in and from the Premises and/or adversely affect Tenant's normal hours of operation (collectively, the "Rules and Regulations").

Notwithstanding the foregoing, should any conflict exist between any rules and regulations not set forth in Exhibit C hereto, the provisions of the Lease will prevail. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease, including without limitation, any fire protection improvements or equipment, in-rack fire sprinklers, hose racks, reels, smoke vents and hatches, draft curtains, and the fire sprinkler systems in the Building. Tenant shall be solely responsible for complying with all applicable Laws, and, specifically, the high-pile storage requirements of the City of Oakland and any other agencies or regulatory bodies having jurisdiction thereof. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

         10.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy; provided, however, notwithstanding the foregoing, if Tenant permissibly uses the Premises for the purposes allowed by the provisions of this Lease and such permissible use increases the rate of premiums paid for such insurance, then Tenant shall not be considered in breach of the foregoing restriction so long as Tenant agrees to pay, and actually does promptly pay, as Additional Rent any such increase in the rate of or premiums for such insurance. No auctions may be held or otherwise conducted in, on or about the Premises without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other persons or businesses in the area, or use or allow the Premises to be used for any unlawful purpose; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises, including, but not limited to, any offensive odors, noises, fumes or vibrations (other than (i) customary odors resulting from food preparation, provided such food preparation is in compliance with all Laws, including without limitation, the requirements of the Department of Health, (ii) fumes associated with vehicle exhaust, and (iii) vibrations associated with Tenant's refrigeration equipment, and other equipment and vehicles of Tenant or Tenant's Representatives). Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor knowingly permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any live animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any chemicals or corrosive materials in the drainage systems that cause damage to such systems other than normal wear and tear; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided.

11. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:

         11.1 ALTERATIONS AND ADDITIONS: The Tenant Improvements described in Exhibit B hereto and Tenant's Initial Alterations described in Exhibit L hereto are not part of the improvements, alterations and/or additions to which the provisions of Section 11.1 relate. Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the Premises without obtaining Landlord's prior written consent, provided the cost of same does not exceed $50,000 each job and $100,000 cumulatively each calendar year (the "Permitted Improvements"). Tenant, however, shall first notify Landlord of such alterations or additions so that Landlord may post a Notice of Non-Responsibility on the Premises. Within twenty (20) business days of Landlord's receipt of Tenant's written notice of any item comprising the Permitted Improvements, Landlord shall notify Tenant, in writing, whether or not Landlord will require Tenant to remove such item from the Premises upon the expiration or earlier termination of this Lease. Except for the Permitted Improvements, Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, the cost of which exceeds One Hundred Thousand Dollars ($100,000.00), and which work is structural in nature (other than the initial Tenant Improvements and Tenant's Initial Alterations), Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred percent (100%) of the cost of the work. Notwithstanding the above, provided that Tenant's General Contractor's financial condition (at the time that such alteration or addition is proposed by Tenant) has not materially and adversely changed from its financial condition at the time of execution of this Lease, then Tenant's General Contractor shall be deemed to have been approved by Landlord for purposes hereof.

         11.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the attached fixtures (other than trade fixtures, and other than any furniture bolted for earthquake purposes which shall be deemed to be not attached to the Premises), additions and improvements which Landlord has notified Tenant, in writing prior to the time of their installation, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear, and repairs not required to be made by Tenant as expressly provided in this Lease, or to the extent Landlord has actually received insurance proceeds for such casualty damage. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors caused by forklifts), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove the Permitted Improvements (to the extent Landlord has notified Tenant in writing, at the time set forth in
Section 11.1, that it will require such removal), all tenant signage, trade fixtures, non-attached fixtures, furniture, furnishings, equipment, personal property, additions, and other improvements (to the extent Landlord has notified Tenant, in writing, prior to the time of their installation, as set forth above, that Landlord will require such removal) unless Landlord reasonably requests, in writing, that Tenant not remove some or all of such attached fixtures (other than trade fixtures), additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is forty-five (45) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those attached fixtures (other than trade fixtures), alterations, additions and other non-attached improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, equipment, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least forty-five (45) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, equipment, cabling and other lines of a non-standard nature, additions and other improvements (other than the Tenant Improvements and those improvements or alterations not required to be removed by Landlord at the time of installation) installed in or about the Premises by, or on behalf of Tenant. Tenant shall cause the removal of such items and the repair of the Premises to be completed prior to such termination of this Lease. For purposes hereof, and notwithstanding anything to the contrary contained herein, Tenant's racking and in-rack sprinkler systems shall be deemed to be part of Tenant's trade fixtures and shall be removed from the Premises by Tenant upon the expiration or earlier termination of this Lease.

         11.3 TENANT'S INITIAL ALTERATIONS: Landlord and Tenant agree that Tenant shall be permitted to install certain specialized improvements, trade fixtures and equipment in the Premises in accordance with Exhibit L hereto (hereinafter "Tenant's Initial Alterations"). Prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, demolish and/or remove (as the case may be) from the Premises Tenant's Initial Alterations including, but not limited to, all alterations set forth in Section 2 of Exhibit L hereto. Tenant shall restore the Premises to the condition existing prior to the installation of Tenant's Initial Alterations and shall repair in good and workmanlike manner to the satisfaction of Landlord all damage to the Premises caused by the installation or construction of Tenant's Initial Alterations. Notwithstanding the foregoing, Tenant shall not demolish, and shall otherwise leave intact and in good condition and repair, the office and restroom area to be remodeled or constructed by Tenant as part of Tenant's Initial Alterations on the south wall of the Building, as well as all standard, generic warehouse improvements (as determined by Landlord), including, but not limited to, dock levelers, dock seals and lights, electrical panels for generic electrical distribution, metal halide lighting, smoke hatches, skylights, draft curtains, and upgrades to the main fire protection system (excluding in-rack sprinklers and sprinkler drops to accommodate Tenant's Initial Alterations).


12. REPAIRS AND MAINTENANCE:

         12.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Sections
12.2 and 12.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment exclusively serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises or adjacent to the Building, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons, (h) sprinkler systems, fire protection systems and security systems exclusively serving the Premises, (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof, (j) the fence around the perimeter of the Lot as well as the gates associated with such fence, and (k) the satellite dish described in
Section 44 herein as well as portions of the roof affected by the installation, maintenance and/or removal of the satellite dish. In addition to the foregoing, Tenant shall be solely responsible for the provision of any security measures in any manner relating to Tenant's operations, including without limitation, security measures for any items of personal property, inventory or equipment placed or otherwise temporarily stored outside of the Building.

         12.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Sections 7 and 10 of this Lease and except for (i) the obligations of Tenant set forth in Section 12.1 above, (ii) the obligations of Landlord set forth in Section 12.3 below, and (iii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 7 above, to keep in good repair the plumbing systems exterior to the Premises, any rail spur and rail crossing if used by Tenant, the roof, roof membrane, exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior painting of the Building, and underground utility and sewer pipes outside the exterior walls of the Building. For purposes of this Section 12.2, the term "exterior" shall mean outside of the Building. Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord shall procure and maintain the fire and sprinkler protection services and preventative maintenance and repair contract(s), including, without limitation, monitoring services; such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance with quarterly service and repair contract(s) for the office areas of the Building, and only if Tenant fails to procure and maintain same. If Landlord so elects to procure and maintain any such contract(s), Landlord shall first give Tenant twenty (20) days' prior written notice of such election, during which twenty (20) day period Tenant may procure such contract. If Tenant fails to procure such contract during the period, then Landlord shall procure such contract, and Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of
Section 7 above. During the time period Tenant procures and maintains any of such contract(s), all of the following shall apply: (i) Tenant shall do so in compliance with all codes and Laws; (ii) Tenant will promptly deliver to Landlord, within seven (7) days of Landlord's written request therefor, a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s); and (iii) such contract shall provide for and include without limitation replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, and other industry standard preventative maintenance procedures.

         12.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense without any reimbursement as part of Operating Expenses specified herein, to (a) keep in good repair the structural portions of the floors, foundations, exterior perimeter walls of the Building and load-bearing walls not altered by Tenant (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord's sole but reasonable discretion.

         12.4 TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above and except for the installation of a satellite dish in accordance with the provisions of Addendum 2 hereto, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and properly maintain the Premises as required herein and to the reasonable satisfaction of Landlord, upon prior notice to Tenant and after expiration of the applicable cure period, both as specified in
Section 21.3 hereof Landlord may, but without obligation to do so, at any time thereafter make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, trade fixtures, equipment, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Except as provided in Section 42 below, Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.


13. INSURANCE:

         13.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount not less than ninety percent (90%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); (vi) flood and earthquake insurance on a replacement cost basis (without deduction for depreciation) in an amount not less than ninety percent (90%) of the full replacement value of the following: Tenant's inventory; Tenant's food preparation systems and all equipment and fixtures relating thereto; Tenant's refrigerated food storage rooms, including without limitation, portable metal panel systems, partition walls and ceilings, and plumbing, mechanical and electrical systems relating thereto; (such flood and earthquake insurance shall specifically exclude Tenant's automated material handling system and equipment, together with all related computer hardware and software, as such material handling system and equipment is contemplated in Tenant's Initial Alterations or as additional material handling systems and equipment shall be acquired and located in the Premises at any time during the term of this Lease). Tenant shall also maintain earthquake sprinkler leakage coverage on all of Tenant's personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, including without limitation, all of Tenant's Initial Alterations; and (vii) such other insurance or higher limits of liability as is then customarily required to be carried for similar types of buildings within the general vicinity of the Premises or as may be reasonably required by any of Landlord's lenders.

         13.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A-:X as set forth in the most current issue of "A.M. Best's Rating Guides." The deductible amount under the coverage for flood and earthquake shall not exceed fifteen percent (15%) of any loss relating thereto. Any deductible amounts under any of the insurance policies required hereunder (except flood and earthquake) shall not exceed Ten Thousand Dollars ($10,000.00). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

         13.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises and any lender(s) of Landlord having a lien against the Premises shall be named as additional insureds under all of the policies required in Section 13.1(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

         13.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may after having given Tenant ten (10) days prior written notice, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

         13.5 LANDLORD'S INSURANCE: Landlord shall maintain in full force and effect during the Term of this Lease, subject to reimbursement as provided in
Section 7, policies of insurance which afford such coverages as are commercially reasonable and as is consistent with other properties in Landlord's portfolio. Notwithstanding the foregoing, Landlord shall obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Building, including all improvements, fixtures (other than trade fixtures) and permanent additions. However, all alterations, additions and improvements made to the Premises by Tenant (other than the Tenant Improvements) and including, but not limited to, Tenant's Initial Alterations, shall be insured by Tenant rather than by Landlord. The amount of such insurance procured by Landlord shall be equal to at least eighty percent (80%) of the full replacement cost of the Building, including all improvements and permanent additions as the same shall exist from time to time, or the amount required by Lenders. At Landlord's option, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. If any such insurance coverage procured by Landlord has a deductible clause, the deductible shall not exceed commercially reasonable amounts, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses as so limited. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Premises is increased as a result of Tenant's acts, omissions, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, such increase(s) as Additional Rent.


14. WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant and Landlord pursuant to Section 13 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 14 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.


15. LIMITATION OF LIABILITY AND INDEMNITY: Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, successors and assigns (collectively, the "Landlord's Indemnitees") harmless and indemnify the Landlord's Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises, (ii) the conduct of Tenant's business,
(iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

         Landlord agrees to protect, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's lenders, partners, members, agents, directors, officers, employees, representatives, shareholders, successors and assigns and each of their respective lenders, partners, members, agents, directors, officers, employees, representatives, shareholders, successors and assigns (collectively, the "Tenant's Indemnitees") harmless and indemnify the Tenant's Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from (i) Landlord's gross negligence or willful misconduct, or (ii) Landlord's breach (after any applicable cure periods) of its obligations to pay Taxes, and/or its obligations under Sections 12.2 and 12.3 herein. Landlord agrees that the obligations of Landlord herein shall survive the expiration or earlier termination of this Lease. Except as otherwise set forth in Section 42 below, Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises.


16. ASSIGNMENT AND SUBLEASING:

         16.1 PROHIBITION: Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without in each instance first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, but which shall be subject to the provisions of this Section 16. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if at the time of Tenant's request for Landlord's consent to any proposed assignee or subtenant (i) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods, or (ii) the use to be made of the Premises by the proposed assignee or subtenant differs from the uses permitted under this Lease, or differs from customary uses generally acceptable in comparable warehouse buildings in the San Leandro, Oakland, San Lorenzo, Hayward, Union City market. Tenant further agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) for which Landlord would be responsible hereunder and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional ADA requirements and/or Environmental Laws and obtain Landlord's written consent thereto, and (b) comply with all Landlord's reasonable conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. No consent to any assignment or sublease shall constitute a waiver of the provisions of this
Section 16, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, but which shall be subject to the provisions of this Section 16.

         16.2 REQUEST FOR CONSENT: Except as otherwise provided in Section 16.6, if Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following information and documents (the "Tenant's Notice"): (i) the name, address and nature of the business of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and condition as Landlord may reasonably require (including without limitation, audited financial statements for no more than the three (3) most recent consecutive fiscal years) to enable Landlord to determine its financial condition; (iii) the aforementioned plans and specifications, if any; and (iv) the Proposed Effective Date of such proposed assignment or sublease. Within ten
(10) business days after Landlord's receipt of the Tenant's Notice from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which assignment form shall be substantially in the form attached hereto as Exhibit M, which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. Tenant shall give Landlord the Tenant's Notice by registered or certified mail addressed to Landlord at Landlord's address specified in the Basic Lease Information. Within thirty (30) days after Landlord's receipt of the Tenant's Notice (the "Landlord Response Period") Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed assignment or sublease and the election to recapture as set forth in Section
16.3 below. If Landlord does not elect to recapture pursuant to the provisions of Section 16.3 hereof and Landlord does consent to the requested proposed assignment or sublease, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant's Notice. Within said Landlord Response Period, in addition to the other provisions hereof, Landlord shall have the right to withhold consent to the proposed assignment or sublease (a) if the proposed use is prohibited by the provisions of this Lease, and in particular, the provisions of Section 10 hereof or if said use differs from customary uses generally acceptable in comparable warehouse buildings in the San Leandro, Oakland, San Lorenzo, Hayward, Union City market, (b) the proposed assignee's or subtenant's financial condition, in the reasonable judgment of Landlord, is not reasonably adequate and sufficient in relation to the then remaining obligations of Tenant under this Lease, or (c) if Tenant publicly offers or advertises to assign or sublet at a rate that is below the then current market rate being charged for space of similar nature and size by landlords of comparable warehouse buildings in the San Leandro, Oakland, San Lorenzo, Hayward, Union City market. Should Landlord fail to respond to Tenant's notice within Landlord's Response Period, then, after Tenant's giving Landlord thirty (30) days written notice (hereinafter the "Second Response Period"), the proposed assignment or sublease shall be deemed approved by Landlord. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the Term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability under this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. Except as otherwise expressly set forth in
Section 16.6 below, for purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 16 and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant (except for a permissible assignment to a Related Entity, or to a non-related entity having a net worth of at least Twenty Five Million Dollars ($25,000,000.00) and a net income of at least Four Million Dollars ($4,000,000.00) for the most recent fiscal year, as part of this Lease) unless expressly authorized in writing by Landlord. As Additional Rent hereunder, Tenant shall pay to Landlord, within thirty (30) days of Landlord's written demand therefor, a fee in the amount of five hundred dollars ($500) plus Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting.

         16.3 RECAPTURE: Except for an assignment to a Related Entity in accordance with the provisions of Section 16 of the Lease, in the event the sublease or assignment (i) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or (ii) is for a term which by itself or taken together with then existing or pending subleases or partial assignments is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant within Landlord's Response Period or the Second Response Period, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire Term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Notwithstanding the foregoing, Landlord shall not have the right to recapture the proposed sublease or assignment space if the proposed sublease or assignment is to an entity or party not considered to be a Related Entity under this Lease if (a) such non-related entity or party has a net worth of at least Ten Million Dollars ($10,000,000.00) and a net income of at least Three Million Dollars ($3,000,000.00) for the most recent fiscal year and (b) such non-related entity or party agrees to pay ninety percent (90%) of the then Fair Rental Value (as such term is defined in Addendum 1 hereto) of the proposed assignment or sublease space; provided, however, that ninety percent (90%) of Fair Rental Value shall not be less than the Base Rent and Adjustments to Base Rent as set forth in the Basic Lease Information.

         16.4 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for or with respect to the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

         16.5 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

         16.6 RELATED ENTITY EXCEPTION: Notwithstanding anything to the contrary contained in this Section 16 and so long as Tenant (a) is not in default of any of its obligations under this Lease beyond any applicable notice and cure periods, and (b) complies with all of the requirements of this Section 16.6, Tenant shall not be required to obtain Landlord's prior written consent in any of the following instances:

                  (i) to any assignment or sublease to any franchisee, joint venture partner or any entity controlled or under common control with Tenant or to a parent or wholly-owned subsidiary of Tenant (as such terms may be defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended or supplemented from time to time), and in the case of a sublease, the subtenants do not sublease more than an aggregate of Five Thousand (5,000) rentable square feet of space, and each subtenant's use of said subleased space conforms to the provisions of this Lease, and in particular, Section 10 hereof; and

                  (ii) to any assignment to Tenant's successor in interest by merger, consolidation, or acquisition of substantially all of Tenant's assets so long as the successor in interest's net worth is equal to or great than Twenty Five Million Dollars ($25,000,000.00) AND the successor in interest's net income exceeds Four Million Dollars ($4,000,000.00) (both as reported in the successor in interest's audited financial statements) for the most recent fiscal year, or, if such successor in interest does not meet such financial criterion, then such successor in interest delivers to Landlord a letter of credit in the form and the amount then required by Landlord.

         Tenant shall deliver to Landlord a photocopy of the assignment or sublease on or about the effective date thereof. The assignee or subtenant shall use the Premises in accordance with the uses permitted herein, and in particular, under Section 10 hereof, and shall be subject to all other terms, covenants and provisions of this Lease. As a condition precedent to any assignment or sublease made under this Section 16.6, Tenant shall give Landlord at least ten (10) days' written notice of its intention to assign this Lease or to sublet all or any portion of the Premises, which notice shall include: (A) notice that Tenant intends to assign or sublease under Section 16.6 of the Lease; (B) the terms and conditions of the assignment or sublease; and (C) sufficient financial information to enable Landlord to determine whether or not the assignee or Tenant's successor in interest has satisfied the financial criterion set forth in subsection (ii) above. No assignment or subletting under or pursuant to the provisions of this Section 16.6 shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) throughout the term of the Lease and any renewal periods provided herein, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease throughout the term of the Lease and any renewal periods provided herein. An assignee of Tenant under or pursuant to the provisions of this Section 16.6 shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant under or pursuant to the provisions of this Section 16.6 shall relieve Tenant of any liability under this Lease. For purposes of this Lease the term "Related Entity" shall mean and refer to an entity which conforms with the requirements of this Section 16.6.


17. AD VALOREM TAXES: Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord in writing, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

18. SUBORDINATION: At the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor of the Lot, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not and agrees not to disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease beyond any applicable cure periods. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent; or (d) liable to Tenant for the Damage Deposit nor responsible to Tenant for the return or relinquishment of the Letter of Credit if the Damage Deposit is not actually received by, or the Letter of Credit is not actually assigned and delivered to, such successor in interest. Landlord shall be responsible to Tenant for the return of the Damage Deposit or relinquishment of the Letter of Credit, until and unless Landlord actually transfers such Damage Deposit or Letter of Credit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. Tenant hereby acknowledges that as of the date on which Landlord and Tenant execute this Lease there is a deed of trust encumbering, and in force against, the Premises (i.e. the Building and the Lot) in favor of Principal Mutual Life Insurance Company (the "Current Lender"). As soon as practicable after the parties execute this Lease but in no event later than forty-five (45) days thereafter, Landlord shall cause the Current Lender to execute, acknowledge and record in the official records of Alameda County, California (the "Official Records") a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit J attached hereto, entitled "Subordination, Non-Disturbance and Attornment Agreement." If Landlord at any time during the Term of this Lease causes any portion of the Premises to be encumbered by a new deed of trust or mortgage pursuant to which the beneficiary of such deed of trust or mortgage is a party or entity other than the Current Lender, the parties acknowledge and agree that the form and substance of any subordination, non-disturbance and attornment agreement that may be requested to be executed and delivered by Tenant in connection therewith will be the "Subordination, Non-Disturbance and Attornment Agreement" attached to the Lease as Exhibit J. If the foregoing occurs and/or if any party which acquires, or otherwise succeeds to, Landlord's interest in the Premises, the Building or the Lot (including without limitation, any ground lessee) encumbers or places a lien against any portion of the Premises with a mortgage, deed of trust or similar security instrument and the beneficiary thereof requires this Lease to be subordinated to such encumbrance or lien, Landlord or the successor of Landlord will provide to Tenant a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J. Landlord or the successor of Landlord, the subject beneficiary and Tenant shall cause any such subordination, non-disturbance and attornment agreement to be executed, acknowledged and recorded concurrently with, or as soon as practicable after, the execution and recordation of any such lien, deed of trust or mortgage. In addition to the foregoing, if Landlord enters into a ground lease with regard to the Building and/or the Lot and such ground lessee requires this Lease to be subordinated to such ground lease, the ground lessee and ground lessor will provide to Tenant a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J.


19. RIGHT OF ENTRY: Tenant grants Landlord or its agents the right to enter the Premises upon twenty-four (24) hours prior written or verbal notice (except in an emergency, in which event no prior notice shall be required) for purposes of inspection, exhibition, posting of notices, repair or alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Building and in the Lot during the last nine (9) months of the Lease Term. Landlord shall also have the right to place industry standard "for sale" signs on the outside of the Building and in the Lot. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.


20. ESTOPPEL CERTIFICATE: Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's know-ledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease.


21. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

         21.1 The abandonment (as statutorily defined) of the Premises by Tenant. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

         21.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within five (5) business days after Landlord's delivery of written notice to Tenant that said payment is past due. Tenant agrees that any such written notice delivered by Landlord, to the fullest extent permitted by law, shall serve as the statutorily required notice under applicable law. In addition to the foregoing, Tenant agrees to notice and service of notice as provided for in this Lease;

         21.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within
(i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to Hazardous Materials (defined in Section 30 hereof) or Utility Charges, (ii) fifteen (15) days of the date on which Landlord delivered written notice of such failure to Tenant for all failures in any way related to Hazardous Materials, and (iii) ten
(10) days of the date on which Landlord delivered written notice of such failure to Tenant for all failures in any way related to Utility Charges. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30), fifteen (15), or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is commercially reasonable, but in no event shall the completion of such cure be later than ninety (90) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

         21.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

         21.5 The making of any material misrepresentation or material omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.


22. REMEDIES FOR TENANT'S DEFAULT:

         22.1 LANDLORD'S RIGHTS: In the event of Tenant's material default under this Lease beyond any applicable cure periods as provided in Section 21 herein, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment (as statutorily defined) of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises for a period of time exceeding fifteen (15) days to also have been abandoned; provided, however, that said fifteen (15) days is not in addition to the statutorily required time period under applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar industry standard costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Utility Expenses and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure. Landlord shall use all commercially reasonable efforts to mitigate its damages hereunder.

         22.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

         22.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally.

         22.4 WAIVER OF A TENANT DEFAULT: The waiver by Landlord of any default of any provision of this Lease shall not be deemed or construed a waiver of any other default by Tenant hereunder or of any subsequent default of this Lease, except for the default specified in the waiver.


23. HOLDING OVER: If Tenant holds possession of the Premises after the expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease Term, payable in advance on or before the first day of each month, unless otherwise agreed by Landlord and Tenant in writing. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Termination of such tenancy shall occur by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission or lack of permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.


24. LANDLORD'S DEFAULT: Landlord shall not be deemed in breach or "Default" of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision (except as otherwise set forth below), a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In the event of a Default (i.e., a breach or default by Landlord of its obligations beyond the notice and cure periods specified herein) by Landlord of its obligations under this Lease, Tenant may exercise the rights conferred upon Tenant in Section 42 hereof. Notwithstanding the foregoing, if the obligation of Landlord in question is to repair the structural components of the roof (for which Landlord is expressly responsible under Section 12.3 of this Lease) because the condition thereof, through no fault of Tenant or Tenant's Representatives, is causing leakage of water into the Premises, Landlord shall respond within five (5) business days after Landlord's receipt of a written demand from Tenant for repairs to be made. Should Landlord fail to commence any such required roof repairs within five (5) business days, and diligently pursue the same to completion, then Tenant shall have the right to cause such repairs to be made at Landlord's expense. In such event, Tenant shall deliver to Landlord a written demand for the actual reasonable costs incurred by Tenant therefor (for purposes hereof, "actual reasonable costs" shall include costs incurred for overtime and/or expedited services to the extent reasonably appropriate given the damage sustained to the Premises) together with written documentation evidencing such costs and Landlord shall pay to Tenant such actual reasonable costs; provided, if Landlord fails to pay to Tenant the undisputed amount of such actual reasonable costs for said roof repairs within thirty (30) days of Landlord's receipt of Tenant's written demand therefor, thereafter Tenant may pursue all remedies available at law or in equity with respect thereto. If there exists a good faith dispute between the parties regarding any portion of such actual reasonable costs for said roof repairs, the parties shall meet, confer and promptly resolve any such dispute.


25. PARKING: Tenant shall have the right to use on an exclusive basis all parking spaces on the Lot during the Term of this Lease. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same.

26. SALE OF PREMISES: In the event of any sale of the Premises by Landlord or the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale or transfer; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this Section 26, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building shall be deemed a sale within the meaning of this Section 26. Tenant agrees to attorn to such new owner provided such new owner agrees not to disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease beyond applicable cure periods.


27. WAIVER: No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

28. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that fifty percent (50%) or more of the Building requires substantial alteration or reconstruction, in Landlord's reasonable opinion, Landlord or Tenant may terminate this Lease by notifying the other party in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage but only to the extent and during the time period Tenant is not reasonably able, in Tenant's good faith business judgment, to conduct its operations in the Building during such ninety (90) day period. If the Building or any part thereof shall be damaged by fire or other casualty such that the reparation of such damage or casualty shall require more than nine (9) months to complete [subject to extension for delays attributable to Tenant's or any of Tenant's Representatives' acts or omissions (collectively, "Tenant Delays"), or to acts or events beyond Landlord's control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, discontinuance of any utility or other service required for performance of the reparation work, moratoriums, governmental agencies, delays on the part of governmental agencies, weather, and the lack of availability or shortage of specialized materials used in the construction of the Building (collectively, "Force Majeure Delays")], then either Tenant or Landlord may terminate this Lease by notifying the other party of such election to terminate this Lease within thirty (30) days after the date on which it is determined by Landlord of the length of time necessary to substantially complete such repairs, in which event the Rent shall be abated as of the date of such damage but only to the extent and during the time period Tenant is not reasonably able, in Tenant's good faith business judgment, to conduct its operations in the damaged portion of the Building. Landlord shall notify Tenant in writing of the determination of the percentage of the Building damaged or the length of time to complete the reparation of such damage as soon as reasonably possible after Landlord is notified in writing of the damage, but in all events within ninety (90) days of Landlord's receipt of such notification from Tenant in writing. If neither party exercises their rights to so elect to terminate this Lease in accordance with the aforesaid provisions, and provided insurance proceeds are available to fully repair the damage (excluding any deductible), Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for any Tenant Delays or any Force Majeure Delays and all time periods for performance by Landlord shall be extended commensurately by the period of time attributable to such delays) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures, equipment removable by Tenant, the Tenant Improvements (other than the upgrade for the fire protection system as set forth in Exhibit B hereto) or any other improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease, or Tenant's Initial Alterations. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Building is unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Building or any portion thereof be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 28, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.


29. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant's trade fixtures, equipment and removable personal property or for damages for cessation or interruption of Tenant's business provided such award is separate from Landlord's award and provided further such separate award does not diminish nor impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code
Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Building to substantially the same condition then existing prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.


30. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:

         30.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that, to the best of Tenant's knowledge after due inquiry, the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Within fifteen (15) days of Landlord's written request therefor, Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents related to such Hazardous Materials as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.

         30.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; or (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below). For purposes of this Lease, the term "Hazardous Materials" shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

         30.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for and to the extent of the type and quantities of Hazardous Materials specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about any portion of the Premises without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then

Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any material changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises upon twenty-four (24) hours' prior notice, except in the event of an emergency and/or an actual spill or release, in which event(s) no prior notice shall be required, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 30, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Lot thereof. The cost of all such inspections, tests and investigations shall be proportionately borne by Tenant commensurate with the extent of Hazardous Materials revealed by any such inspection, test or investigation (such determination to be made by one or more environmental consultants selected by Landlord) to be present in, on or about the Premises and/or the Lot thereof due to the acts or omissions of Tenant or any of Tenant's Representatives and all other costs and expenses shall be borne by parties other than Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

         30.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any of the Lot thereof, provided, however, that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises after the satisfactory completion of such work.

         30.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant and Tenant's officers and directors agree to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building), suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant and Tenant's officers and directors from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 30.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

         30.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 30 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent and will otherwise be subject to the provisions of Section 23 of this Lease, provided, however, that Tenant shall not have the right to terminate until such time as all closure documentation has been received by Landlord in form and substance acceptable to Landlord.

         30.7 TENANT'S EXCULPATION: Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of the Lease with respect to (i) any claim (including without limitation, third-party claims), remediation obligation, investigation obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or
(ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises caused by any source, including third parties other than Tenant or any of Tenant's Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises or does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises.

31. FINANCIAL STATEMENTS: Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Premises or any prospective purchaser of any portion of the Premises, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the most recent audited annual financial statements of Tenant which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited annual financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. All assignees and subtenants of Tenant, including without limitation, all Related Entities of Tenant, shall comply with the provisions of this Section 31.


32. GENERAL PROVISIONS:

         32.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

         32.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         32.3 RECORDATION. Concurrently with Landlord's and Tenant's execution of this Lease, Landlord and Tenant shall execute and have acknowledged a short form memorandum of this Lease (the "Memorandum"). As soon as reasonably practicable after the parties' delivery to Landlord of the signed Memorandum, Landlord shall record the Memorandum. Tenant shall not record this Lease.

         32.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Premises, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Premises, and Landlord shall be automatically released from further performance under this Lease upon transfer of Landlord's interest in the Premises or the Building, except for obligations or liabilities accruing during Landlord's actual period of ownership prior to the date of transfer of ownership.

         32.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

         32.6 CHOICE OF LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

         32.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

         32.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

         32.9 WARRANTY OF AUTHORITY. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Each party hereby warrants that this Lease is valid and binding upon itself and enforceable against itself in accordance with its terms.

         32.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) solely for purposes associated with any legal proceeding involving or relating to this Lease, by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) solely for purposes associated with any legal proceeding involving or relating to this Lease, by personal delivery; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant.

         32.11 JOINT AND SEVERAL. If Landlord or Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

         32.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

         32.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

         32.14 COUNTERCLAIMS. In the event Landlord commences any proceedings for nonpayment of Rent, Additional Rent, or any other sums or amounts due hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings, unless such counterclaim must, as a matter of law, be joined with Landlord's proceeding; provided, however, nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

         32.15 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.


33. SIGNS: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and any applicable governmental laws, ordinances, and regulations, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. If Tenant fails to do so upon the expiration or earlier termination of this Lease, Landlord shall have the right, at its option, to deduct from the Damage Deposit such sums as are reasonably necessary and actually expended to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any neon, flashing or moving sign(s) or banners be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

34. MORTGAGEE PROTECTION: Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with a subordination, non-disturbance and attornment agreement in accordance with the provisions of Section 18 herein, together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which in no event shall be more than seventy-five (75) days). If such default cannot be cured within such time period, then such additional time as may be reasonably necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.


35. QUITCLAIM: Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.


36. Intentionally omitted


37. REPRESENTATIONS OF TENANT: Tenant hereby represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

38. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Landlord and Tenant hereby agree and acknowledge that the Premises may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 7 of the Lease, if any barrier removal work or other work is required to the Premises under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's particular use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises. Tenant shall and hereby agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.


39. BROKERAGE COMMISSION: Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.


40. QUIET ENJOYMENT: Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease beyond applicable cure periods as provided in Section 21 herein, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease, and
(ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises.


41. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, after Landlord's notice and beyond applicable cure periods as provided in Section 21 herein, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, and in its sole but reasonable discretion as to the necessity therefor, perform any such term, provision, covenant or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

42. TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS:
Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions (other than those described in Sections 12.2 and 12.3 of this Lease) to be performed or complied with by Landlord pursuant to this Lease, after the expiration of all applicable cure periods for Landlord's and any mortgagee's benefit as set forth in Sections 24 and 34 respectively and to the extent applicable, then Tenant may, at Tenant's option without any obligation to do so, after delivery to Landlord of an additional commercially reasonable advance written notice, which advance notice shall not be less than an additional ten
(10) days, perform any such term, provision, covenant or condition. If Tenant so performs any of Landlord's obligations hereunder, the full amount of the reasonable cost and expense incurred by Tenant shall be owing by Landlord to Tenant, and Landlord shall pay to Tenant the full undisputed amount thereof within sixty (60) days of Landlord's receipt of Tenant's written demand and accompanying invoices or other documentation therefor.

         In addition, notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of Landlord's repair and/or maintenance obligations set forth under Sections 12.2 and 12.3 of this Lease, and such failure is not cured within thirty (30) days of the date on which Tenant delivers written notice of such failure to Landlord (or, if such failure cannot reasonably be cured within such thirty (30) day period, then such additional period as may be required, provided Landlord has promptly commenced to cure and is diligently proceeding thereafter to complete such cure as soon as is commercially reasonable, but in no event more than an additional one hundred eighty (180) days), then Tenant may, at Tenant's option without any obligation to do so, perform any such repair and/or maintenance obligation. (Notwithstanding the foregoing, if the failure of Landlord relates to the structural components of the roof because the condition thereof, through no fault of Tenant or Tenant's Representatives, is causing leakage of water into the Premises, then the provisions of Section 24 with respect thereto shall apply). If Tenant so performs or causes to be performed any of Landlord's obligations under Section 12.2, then Tenant shall pay the reasonable cost of such repair and/or maintenance obligations directly and, accordingly, shall have no obligation to reimburse Landlord in accordance with the provisions of Section 7 herein with respect thereto. If Tenant so performs or causes to be performed any of Landlord's obligations under Section 12.3, then the full undisputed amount of the cost and expense incurred by Tenant shall be owing by Landlord to Tenant, and Landlord shall pay to Tenant the full amount thereof within sixty
(60) days of Landlord's receipt of Tenant's written demand and accompanying invoices or other documentation therefor. Notwithstanding the foregoing, if any such repair or maintenance is due solely to alterations or modifications to the Premises made or caused by Tenant or Tenant's Representatives, then the provisions of this Section 42 shall not apply and Tenant shall have no rights hereunder.

         Notwithstanding the foregoing, if there exists a good faith dispute between the parties regarding any portion of such actual reasonable costs or expenses, then the parties shall meet, confer and promptly resolve any such dispute.


43. TENANT EQUIPMENT FINANCING: Landlord hereby acknowledges that Tenant has informed Landlord that Tenant intends to obtain financing from one or more lenders for equipment to be used in Tenant's operations conducted within the Premises (the "Equipment Financings"). Landlord hereby agrees to execute and deliver to Tenant a waiver by Landlord in favor of each such lender of any rights Landlord may have in and to such equipment, such waiver to be in substantially the form of the Landlord's Waiver and Agreement, attached hereto as Exhibit K and made a part hereof (the "Waiver"). Tenant shall not do any of the following in connection with any such Equipment Financings: (i) record or permit the recordation of the Waivers in the official records in the county in which the Premises are located; and/or (ii) file any UCC-1 financing statements with regard to such equipment in which reference is made to any portion of the Premises which would have the effect of causing a lien to be placed against any portion of the Premises. Tenant hereby agrees to immediately deliver to Landlord written notice of the date on which any such Equipment Financing is fully paid by Tenant to any such lender.

44. TENANT'S SATELLITE DISH: Tenant has advised Landlord that it desires to install a satellite dish not more than eight (8) feet in diameter on the roof of the Building (the "Satellite Dish"). Landlord and Tenant hereby covenant and agree that the installation, repair, maintenance and replacement of the Satellite Dish by Tenant shall be governed by, and in accordance with, the provisions of Addendum 2 attached hereto, entitled "Agreement to Install Satellite Antenna Receiving Dish."


         IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

TENANT:

Intelligent Systems for Retail, Inc.,
a California corporation, dba ISR


/S/ LOUIS H. BORDERS
-------------------------------------
Louis H. Borders, President


/S/ DAVID S. ROCK
-------------------------------------
David S. Rock, Secretary/Vice President, Retail



LANDLORD:

LINCOLN COLISEUM DISTRIBUTION CENTER,
A California Limited Partnership

By:      LINCOLN COLISEUM, A California Limited Partnership

         By:      LPC MS, Inc.,
                  as agent for LINCOLN COLISEUM,
                  A California Limited Partnership


                  By: /S/
                     -------------------------------------
                           Senior Vice President

By:      PATRICIAN ASSOCIATES, INC.,
         a California corporation


         By:      /S/ JOHN URBAN
                  --------------------------------------
         Its:     VICE PRESIDENT, COMMERCIAL REAL ESTATE
                  --------------------------------------


         By:      MICHAEL S. DUFFY
                  --------------------------------------
         Its:     VICE PRESIDENT
                  --------------------------------------


Date:  April 6, 1998

                                    EXHIBIT A
                                    PREMISES


This exhibit, entitled "Premises", is and shall constitute EXHIBIT A to that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), by and between LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), for the leasing of certain premises located at 5800 Coliseum Way, Oakland, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Building is a part of and is situated within the Lot specified in the Basic Lease Information. The cross-hatched area depicts the Premises:

                          EXHIBIT B TO LEASE AGREEMENT
                               TENANT IMPROVEMENTS


This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), by and between LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), for the leasing of certain premises located at 5800 Coliseum Way, Oakland, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. TENANT TO CONSTRUCT TENANT IMPROVEMENTS. Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Premises in accordance with the terms and conditions of this Exhibit B. The Tenant Improvements shall not include any improvements which are not considered, in Landlord's reasonable opinion, to be generic and reusable by future tenants of the Building, and shall not include Tenant's telephone and telecommunications equipment, personal property, trade fixtures, furniture, furnishings, equipment or similar items. Tenant Improvements shall not include Tenant's Initial Alterations, as set forth in Exhibit L hereto, fire sprinkler upgrade (other than the sprinkler system modifications in the south 94,300 square foot section of the Building), racking, in-rack sprinklers, hose racks, draft curtains, smoke vents and hose reels. The Tenant Improvements shall be limited to the following:

         1.       Additional warehouse lighting;
         2. Upgrade of fire protection system to .495/2,000 sf in the south 94,300 sf of the Building;
         3. Cleaning, patching, and sealing of the entire warehouse floor in the Building;
         4. Demolition of gyp-board demising wall (as shown on the attached Exhibit B-3), assembly area, the offices and restrooms on the north end of the Premises, and the aerosol storage room in warehouse;
         5. Upgrade of Building electrical service to an approximate total of 4,000 amps at 480 volts; and
         6. Any modifications required by the City of Oakland (or any governing body) to bring the Premises in compliance with the current ADA. The first $30,000 of any such ADA work (hereinafter the "ADA Allowance") shall be at Landlord's sole cost and expense and shall not be part of the Tenant Improvement allowance herein. Landlord shall pay such amount to Tenant in accordance with Section 5 herein.

2. TENANT IMPROVEMENT PLANS.

         A. PRELIMINARY PLANS AND SPECIFICATIONS. Promptly after execution of the Lease, Tenant shall retain a licensed and insured architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove (with specific reasons therefor) the Preliminary Plans and Specifications within five (5) business days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. If Landlord has not approved or disapproved the Preliminary Plans and Specifications within said five (5) day period, then after having given Landlord a five (5) day written notification, the Preliminary Plans and Specifications shall be deemed to have been approved. This procedure shall be repeated until

Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

         B. FINAL PLANS AND SPECIFICATIONS. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare in twenty (20) days following Landlord's approval of the Final Preliminary Plans and Specifications any final working architectural and engineering plans, specifications and drawings, ("Final Plans and Specifications") that are required for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five
(5) days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. If Landlord has not approved or disapproved the Preliminary Plans and Specifications within said five (5) day period, then after having given Landlord a five (5) day written notification, the Preliminary Plans and Specifications shall be deemed to have been approved. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

         C. MISCELLANEOUS. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Premises, the Building and Landlord's interest. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

         D. CONSTRUCTION AGREEMENTS. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3. PERMITS. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises and/or the Building.

4. CONSTRUCTION.

         A. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction

Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         B. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a licensed, insured and bonded, if required by California law, general contractor ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. Proof that the Contractor is licensed in California, is bonded if required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord prior to commencement by Tenant of the construction of the Tenant Improvements. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

         C. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction:

            (i) An estimated budget and cost breakdown for the Tenant Improvements.

            (ii) Estimated completion schedule for the Tenant Improvements.

            (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received any required electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

                  (iv) Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

         D. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements with at least twenty-four (24) hours prior written or verbal notice, unless in an emergency, in which event no prior notice shall be required (provided Landlord does not interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

         E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-Responsibility.

         F. Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 11 and 38 of the Lease shall be fully applicable to Tenant's construction of the Tenant Improvements.

         G. Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in Section 13 of the Lease, together with builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials.

         H. With respect to the Tenant Improvements only, no materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

         I. In the event that Tenant has not established and is enforcing reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, and clean-up of construction related debris, then Landlord reserves the right to establish such reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, and clean-up of construction related debris.

         J. Tenant shall use its best efforts after completion of the Tenant Improvements to deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

            (i) Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Oakland, California.

            (ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably acceptable to Landlord.

            (iii) A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

            (iv) Final and unconditional mechanic's lien waivers for all the Tenant Improvements.

            (v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the county of Alameda, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

            (vi) A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

5. TENANT IMPROVEMENT ALLOWANCE AND ADA ALLOWANCE.

         A. Subject to Tenant's compliance with the provisions of this Exhibit B, Landlord shall provide to Tenant the ADA Allowance and an additional allowance in the amount of One Hundred Sixty Eight Thousand Three Hundred Forty and 00/100 Dollars ($168,340.00) (the "Tenant Improvement Allowance") to construct and install only the Tenant Improvements. The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B. The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (the "Tenant Improvement Costs"), including all of the following:

            (i) All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

            (ii) All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

            (iii) All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

            (iv) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

            (v) All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

            (vi) Utility connection fees;

            (vii) Inspection fees and filing fees payable to local governmental authorities, if any; and

            (viii) All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation.


The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.


Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant. All payments of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all reasonable documentation detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord. Tenant Improvement Allowance progress payments shall be paid to Tenant within fourteen (14) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within fourteen (14) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain ten percent (10%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the statutory time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

         B. Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default of this Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

         C. Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost.

         D. The term "Excess Tenant Improvement Costs" as used herein shall mean and refer to the aggregate of the amount by which the actual Tenant Improvement Costs exceed the Tenant Improvement Allowance. The Excess Tenant Improvement Costs up to a maximum amount of One Hundred Sixty Eight Thousand Three Hundred Forty and 00/100 Dollars ($168,340.00) shall be paid by Landlord in the same manner as the Tenant Improvement Allowance and such portion of the Excess Tenant Improvement Costs will then be amortized over the first five (5) years of the initial term of the Lease at the rate of ten percent (10%) per annum and such amortized amount (including interest charges) shall be paid by Tenant to Landlord with, and as part of, the Base Rent for the Premises in accordance with the provisions and requirements of Section 3 of the Lease (the "Amortized Excess TI Costs"). Within two (2) weeks after the Tenant Improvements have been substantially completed and the actual Tenant Improvement Costs are known, the parties shall execute and deliver a written amendment to the Lease, in the form acceptable to the parties, wherein there shall be specified, inter alia, the amount of the Base Rent payable by Tenant during the first five (5) years of the initial term of the Lease after taking into account the amount of the Amortized Excess TI Costs. Tenant shall promptly pay any and all Excess Tenant Improvement Costs in excess of the principal amount of the Amortized Excess TI Costs.

6. Termination. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of
Section 11.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.

7. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Sections 21, 24 and 32 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

                                   EXHIBIT B-1
                       CONSTRUCTION INSURANCE REQUIREMENTS


Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, the following minimum levels of insurance.

A. Workers' Compensation in statutory amounts and Employers Liability Insurance in minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B. Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

         Bodily Injury, Property Damage,
         and Personal Injury Liability       $2,000,000/each occurrence
                                             $3,000,000/aggregate


         * Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

         Coverage should include protection for Explosion, Collapse and Underground Damage.

C. Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

         Bodily Injury and Property       $1,000,000/each occurrence
         Damage Liability                 $2,000,000/aggregate

         This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D. Umbrella Liability Insurance in a minimum amount of five million dollars ($5,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

E. Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord,
(3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its property management company and lenders, and (5) comply with the requirements of Sections 13.2, 13.3 and 13.4 of the Lease to the extent such requirements are applicable.

                          EXHIBIT C TO LEASE AGREEMENT
                               RULES & REGULATIONS


This exhibit, entitled "Rules & Regulations", is and shall constitute EXHIBIT C to that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), by and between LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), for the leasing of certain premises located at 5800 Coliseum Way, Oakland, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. No advertisement, picture or sign of any sort shall be displayed on or outside the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

3. No person shall go on the roof without Landlord's permission unless to perform Tenant's obligations as set forth in this Lease, or in the event of an emergency.

4. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted on streets adjacent to the Premises.

5. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

6. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations reasonably approved by Landlord.

7. Tenant shall not store or permit debris, pallets or equipment of any sort in or around the Lot unless such material is stored in an orderly fashion behind screened enclosures, unless otherwise expressly agreed by Landlord. No displays or sales of merchandise shall be allowed in the parking area of the Lot.

8. Tenant shall not permit any live animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises.

9. Unless permitted by the appropriate governmental body or agency, Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Lot.

10. Tenant shall not permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Lot.

                                    EXHIBIT E
              HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE - EXAMPLE


Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 30 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:         LINCOLN COLISEUM DISTRIBUTION CENTER,
                  c/o LPC MS, Inc.
                  101 Lincoln Centre Drive, Fourth Floor
                  Foster City, California  94404
                  Attn:  Senior Vice President, Operations
                  Phone: (415) 571-2200

Name of (Prospective) Tenant: Intelligent Systems for Retail, a California corporation

Mailing Address: 1241 E. Hillsdale Boulevard, Suite 210, Foster City, CA 94404

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):
Address of (Prospective) Premises:

Length of (Prospective) initial Term:


1.       GENERAL INFORMATION:

         Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.       USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

         2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                  Wastes                                          Yes               No
                  Chemical Products                               Yes               No
                  Other                                           Yes               No

                  If Yes is marked, please explain:

         2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

                  Yes           No


If yes, please explain:


4.       WASTE MANAGEMENT

         4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

                  Yes                       No

         4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

                  Yes                       No

                  If yes, attach a copy of the most recent report filed.

5.       WASTEWATER TREATMENT AND DISCHARGE

         5.1      Will your company discharge wastewater or other wastes to:

                  storm drain?                 sewer?
                  surface water?               no wastewater or other wastes
                                               discharged.

                  Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).


         5.2      Will any such wastewater or waste be treated before discharge?

                  Yes                       No


                  If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.


6.       AIR DISCHARGES

         6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                  Yes                       No

                  If yes, please describe:

         6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

                      Spray booth(s)                              Incinerator(s)
                      Dip tank(s)                                 Other (Please describe)
                      Drying oven(s)                              No Equipment Requiring Air Permits

                  If yes, please describe:


7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

                  Yes                       No


                  If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

         7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                  Yes                       No

                  If yes, please explain:


8.       ENFORCEMENT ACTIONS AND COMPLAINTS

         8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                  Yes                       No

                  If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of
                  Section 30 of the signed Lease Agreement.


         8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                  Yes                       No


                  If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 30 of the signed Lease Agreement.



         8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

                  Yes                       No

                  If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.



9.       PERMITS AND LICENSES

         9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 30 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name) DAVID S. ROCK, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.


(PROSPECTIVE) TENANT:


By: /S/ DAVID S. ROCK
    -----------------------------------

Title: VICE PRESIDENT, RETAIL
       --------------------------------

Date: FEBRUARY 3, 1998
      ---------------------------------


INITIALS:

LESSEE: DSR
LESSOR:

                                    EXHIBIT F
                       FIRST AMENDMENT TO LEASE AGREEMENT
                           CHANGE OF COMMENCEMENT DATE

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of _________, by and between LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), with reference to the following facts:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement, dated ___________ (the "Lease"), for the leasing of certain premises containing approximately __________ rentable square feet of space located at ____________________________, California (the "Premises") as
         such Premises are more fully described in the Lease.

B. Landlord and Tenant now wish to modify the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

         2.       The Commencement Date of the Lease shall be
                  ________________________.

         3. The last day of the Term of the Lease (the "Expiration Date") shall be ______________.

         4.       The dates on which the Base Rent will be adjusted are:

                  for the period _________ to ________ the monthly Base Rent shall be $_____________;
                  for the period _________ to ________ the monthly Base Rent shall be $_____________; and
                  for the period _________ to ________ the monthly Base Rent shall be $_____________.

         5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

         6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

         7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

         8. The terms and provisions of the Lease are hereby incorporated in this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Intelligent Systems for Retail, Inc.,
a California corporation,
dba ISR


By:   __________________________
Its:  __________________________


By:   __________________________
Its:  __________________________


LANDLORD:

LINCOLN COLISEUM DISTRIBUTION CENTER,
A California Limited Partnership

By:      LINCOLN COLISEUM, A California Limited Partnership

         By:      LPC MS, Inc.,
                  as agent for LINCOLN COLISEUM,
                  A California Limited Partnership


                  By:
                           Senior Vice President


By:      PATRICIAN ASSOCIATES, INC.,
         a California corporation


         By:   __________________________
         Its:  __________________________



         By:   __________________________
         Its:  __________________________

                                    EXHIBIT G

           TENANT'S INITIAL HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE


                    SEE ATTACHED EXHIBIT I TO LEASE AGREEMENT
                                LETTER OF CREDIT


                                  NAME OF BANK
                                 BANK LETTERHEAD


Date:

Irrevocable Letter
 of Credit Number:

Beneficiary:               LINCOLN COLISEUM DISTRIBUTION CENTER,
                           A California Limited Partnership
                           c/o LPC MS, Inc.
                           101 Lincoln Centre Drive, Fourth Floor
                           Foster City, California  94404-1167

Applicant:                 Intelligent Systems for Retail,
                           a California corporation, dba ISR

Stated Amount:
USD $1,000,000.00 (one million and no/100 US dollars).

Expiration Date:
This Letter of Credit expires at our counters on July 31, 2008.


We hereby issue in Beneficiary's favor this Irrevocable Standby Letter of Credit No. ____. Available by Beneficiary's draft(s) at sight drawn on us and accompanied by the following documents: This Irrevocable Letter of Credit is available by your clean sight draft only drawn on us.

Drafts drawn on us must bear the clause: "Drawn under ________________ (Bank
Name) Credit No. ______, dated ___, 199_.

The amount of this Letter of Credit shall be automatically reduced upon our honoring of a sight draft.

Partial drawings are allowed.

Please note: Documents will be honored only when accompanied by this Irrevocable Letter of Credit.

We hereby engage with you that drafts drawn strictly in compliance with the terms of this Irrevocable Letter of Credit and amendments shall meet with honor upon presentation of the original of this Irrevocable Letter of Credit on or before the expiration of this Irrevocable Letter of Credit.

This credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 400.



                                      -----------------------------------------
                                                 Authorized Signature

                                    EXHIBIT J
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


THIS AGREEMENT, made and entered into as of the 1st day of April, 1998, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation with its principal office at 711 High Street, Des Moines, Iowa 50392 (hereinafter called "Mortgagee"), LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership (hereinafter called "Landlord"), c/o Legacy Partners Commercial, Inc., as agent for Landlord with its principal office at 101 Lincoln Centre Drive, Foster City, California 94404, and Intelligent Systems for Retail, a California corporation, dba ISR, having its principal office at 1241 East Hillsdale Boulevard, Suite 210, Foster City, California 94404 (hereinafter called "Tenant");


                               W I T N E S S E T H

WHEREAS, Tenant has by a written lease, dated for reference purposes as of April 1, 1998, as amended all future amendments and extensions approved by Mortgagee (hereinafter called the "Lease") leased from Landlord all or part of certain real estate and improvements thereon located in the City of Oakland, California, as more particularly described in Exhibit A attached hereto (the "Demised Premises"); and

WHEREAS, Landlord is encumbering the Demised Premises as security for a loan from Mortgagee to Landlord (the "Mortgage"); and

WHEREAS, Landlord has previously encumbered the Demised Premises as security for a loan from Lender to Landlord in the form of a Deed of Trust, Security Agreement and Assignment of Rents (hereinafter called the "Mortgage"); and

WHEREAS, Tenant, Landlord and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

         (1) Tenant's interest in the Lease and all rights of Tenant thereunder, including any purchase option, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage" as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

         (2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Tenant shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Mortgagee shall neither terminate the Lease nor join Tenant in foreclosure proceedings, nor disturb Tenant's possession, and the Lease shall continue in full force and effect as a direct lease between Tenant and Mortgagee.

         (3) After the receipt by Tenant of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Tenant will thereafter attorn to and recognize Mortgagee or any purchaser from Mortgagee at any foreclosure sale or otherwise as its substitute landlord on the terms and conditions set forth in the Lease.

         (4) Tenant shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

         (5) In no event shall Mortgagee be liable for the return of any security deposit, any act or omission of the

Landlord, nor shall Mortgagee be subject to any offsets or deficiencies which Tenant may be entitled to assert against the Landlord as a result of any act or omission of Landlord occurring prior to Mortgagee's obtaining possession of the premises.

         (6) Tenant will give Mortgagee the same notices, including, without limitation, notices of default, which Tenant has delivered to Landlord, and thereafter the same right to cure any defaults or take any action as the Landlord may be entitled under the Lease, without the obligation to cure such defaults or take such action, and such time in addition to that which landlord is entitled as may be reasonably necessary to cure such defaults or take such action, provided Mortgagee has indicated its intention to cure or take action and pursues the same with diligence. Notwithstanding the foregoing, Mortgagee's rights contained herein shall in no way impair nor otherwise adversely affect Tenant's right and remedies under Sections 24 and 42 of the Lease.

         (7) Mortgagee and Landlord have represented to Tenant, and Tenant therefore acknowledges, that pursuant to an assignment of leases and rents, Mortgagee is presently entitled to collect and receive all rents to be paid under the Lease directly from Tenant. Based upon such representations, Tenant agrees to pay all rent and installment of rents, and installments as they become due, directly to Mortgagee in the manner and at such address as Mortgagee may hereinafter direct by written notice to Tenant.

         (8) So long as the Loan is outstanding, mortgagee or its designee may enter upon the Demised Premises at all reasonable times to visit or inspect the Demised Premises.

         (9) There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Demised Premises, including without limitation, the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

         (10) All information, notices or requests provided for or permitted to be given or made pursuant to this Agreement shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier. All notices shall be addressed to the addresses set forth above, or to such other addresses as may from time to time be specified in writing by Lessee, Lessor or Mortgagee to the other parties hereto.

         (11) The Lease may not be amended, altered, or terminated without the prior written consent of Mortgagee.

         (12) This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.

         (13) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

MORTGAGEE:

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa Corporation


By:  /S/ JOHN URBAN
     --------------------------------------
Its: VICE PRESIDENT, COMMERCIAL REAL ESTATE
     --------------------------------------

By:  /S/ MICHAEL S. DUFFY
     --------------------------------------
Its: VICE PRESIDENT
     --------------------------------------


TENANT:

Intelligent Systems for Retail, Inc.,
a California corporation,
dba ISR


By:  /S/ LOUIS H. BORDERS
     --------------------------------------
Its: PRESIDENT
     --------------------------------------


By:  /S/ DAVID S. ROCK
     --------------------------------------
Its: SECRETARY/VICE PRESIDENT, RETAIL
     --------------------------------------


LANDLORD:

LINCOLN COLISEUM DISTRIBUTION CENTER,
A California Limited Partnership

By:      LINCOLN COLISEUM, A California Limited Partnership

         By:      Legacy Partners Commercial, Inc.,
                  as agent for LINCOLN COLISEUM,
                  A California Limited Partnership


                  By: /S/
                      --------------------------------------
                      Senior Vice President


By:      PATRICIAN ASSOCIATES, INC.,
         a California corporation


         By:  /S/ JOHN URBAN
              --------------------------------------
         Its: VICE PRESIDENT, COMMERCIAL REAL ESTATE


         By:  /S/ MICHAEL S. DUFFY
              --------------------------------------
         Its: VICE PRESIDENT

STATE OF IOWA     )
                  ) ss.
COUNTY OF POLK    )

         On this 6TH day of APRIL, 1998 before me, a Notary Public in and for said County, personally appeared MICHAEL S. DUFFY and JOHN N. URBAN, to me personally known to be the identical persons whose names are subscribed to the instrument as officers for the Mortgagee herein named, who being each by me duly sworn did say that they are the VICE PRESIDENT and VICE PRESIDENT respectively of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, a corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and the aforesaid officers each acknowledged the execution of said instrument to be the duly authorized act and deed of said corporation, by it and by each of them voluntarily executed.



/S/ KATIE M. MICHAEL
---------------------------------------
Notary Public in and for Polk Co., Iowa

                          EXHIBIT K TO LEASE AGREEMENT
                         LANDLORD'S WAIVER AND AGREEMENT


         WHEREAS, LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership (hereinafter "Landlord"), is the landlord, and Intelligent Systems for Retail, a California corporation, dba ISR (hereinafter "Tenant"), is the tenant, in a lease, dated for reference purposes as of April 1, 1998 (hereinafter "Lease"), covering approximately 336,680 square feet of space located at 5800 Coliseum Way, Oakland, California, as described in Exhibit A to the Lease (the "Premises"); and

         WHEREAS, __________________________________, a _________________
(hereinafter "Lender") has made or will make a certain loan to be secured by a security interest in the personal property or equipment described in Schedule 1 hereto (hereinafter "Personal Property") which is now or about to be located on the Premises.

         NOW, THEREFORE, so long as the aforementioned Lease exists on the Premises and the loan secured by Lender's security interest in the Personal Property remain outstanding and in consideration of the mutual covenants and agreement herein contained, Landlord, Tenant and Lender hereby covenant and agree as follows:

         1. Except as limited in this waiver and agreement, Landlord waives any interest in the Personal Property and agrees that the Personal Property shall not become part of the Premises regardless of the manner in which the Personal Property may be attached or affixed to the Premises provided that the Premises is not materially damaged or altered thereby. Full payment of the principal indebtedness owed to the Lender shall render this waiver and agreement void and ineffective and not subject to renewal without a written agreement of the parties hereto.

         2. Landlord and Tenant agree they will not prevent Lender or its designee from entering upon the Premises at all reasonable times to inspect or remove the Personal Property and Lender agrees to promptly and fully repair any resulting damage to the Premises. Within sixty (60) days after written request and notification by Landlord of the termination of the Lease or the exercise of its rights to possession of the Premises by virtue thereof, Lender agrees to cause the Personal Property to be removed from the Premises and any resulting damage to the Premises to be promptly repaired. Lender further agrees to pay Landlord a per diem fee based upon the average monthly rental provided for in the Lease for each day that Lender is in possession of the Premises after termination of the Lease for purposes of removing the Personal Property. Within sixty (60) days after written request and notice to Lender, if the Personal Property has not been removed and Lender is not prohibited from removing it because of bankruptcy or other legal proceedings; Landlord may remove the Personal Property and repair any resulting damage to the Premises at Lender's expense wholly without liability to Lender for any damage to the Personal Property or any impairment of Lender's security interest.

         3. All requests, notices or service provided for or permitted to be given or made pursuant to this waiver and agreement shall be deemed to have been properly given or made by depositing the same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by either party to the other:

                  If to Landlord:     LINCOLN COLISEUM DISTRIBUTION CENTER
                                      c/o LPC MS, Inc.
                                      101 Lincoln Centre Drive, Fourth Floor
                                      Foster City, California 94404-1167
                                      Attention:  Senior Vice President,
                                      Operations

                              and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation
                                      711 High Street
                                      Des Moines, Iowa 50392-1370
                                      Attention: Commercial Real Estate Equities

                     If to Lender:
                                      ------------------------------------------
                                      ------------------------------------------
                                      ------------------------------------------
                                      Attention:
                                                --------------------------------

         4. In no event shall Lender cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents in connection with this Agreement which affect or otherwise impair title to Landlord's fixtures and real or Personal Property located on the Premises.

         5. This waiver and agreement is binding upon and inures to the benefit of Landlord, Tenant and Lender and their respective successors and assigns, and to no other person or entities, and shall become effective on the date it is fully executed by Landlord. Tenant, Lender and Landlord have been served with a fully executed and acknowledged copy.


LENDER:


                                          ,
------------------------------------------
a
  ----------------------------------------


By:
    --------------------------------------
Its:
    --------------------------------------



By:
    --------------------------------------
Its:
    --------------------------------------

LANDLORD:

LINCOLN COLISEUM DISTRIBUTION CENTER,
A California Limited Partnership

By:      LINCOLN COLISEUM, A California Limited Partnership

         By:      LPC MS, Inc.,
                  as agent for LINCOLN COLISEUM,
                  A California Limited Partnership


                  By:
                     --------------------------------------
                     Senior Vice President


By:      PATRICIAN ASSOCIATES, INC.,
         a California corporation


         By:
            --------------------------------------
         Its:
             -------------------------------------


         By:
            --------------------------------------
         Its:
             -------------------------------------

                                   SCHEDULE 1
                                PERSONAL PROPERTY


                TO BE ATTACHED AT TIME OF EXECUTION OF EXHIBIT K
                                    EXHIBIT L
                          TENANT'S INITIAL ALTERATIONS


This exhibit, entitled "Tenant's Initial Alterations" is and shall constitute Exhibit L to that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), by and between LINCOLN COLISEUM DISTRIBUTION CENTER, a California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, Inc., a California corporation, dba ISR ("Tenant"), for the leasing of certain premises located at 5800 Coliseum Way, Oakland, California (the "Premises"). The terms, conditions and provisions of this Exhibit L are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. TENANT'S INITIAL ALTERATIONS. Subject to and in accordance with the provisions set forth below in this Exhibit L, Tenant shall be solely responsible, at Tenant's sole cost and expense and in a good and workmanlike manner, for the planning, construction, installation and completion of Tenant's Initial Alterations. Upon execution of the Lease by Landlord, Landlord shall be deemed to have approved the scope and preliminary schematic design of Tenant's Initial Alterations as described in Section 3 of this Exhibit L and as shown on the Floor Plan and the Development Drawings attached to this Exhibit L and made a part hereof by this reference. Tenant represents and agrees that Tenant's Initial Alterations shall not compromise, nor in any way impair, the structural integrity of the Building or necessitate the obtaining of any variances for the Premises and/or the Building.

2. FINAL PLANS AND SPECIFICATIONS. Tenant shall deliver to Landlord its final working architectural and engineering plans, specifications and drawings ("Final Plans and Specifications") for Tenant's Initial Alterations. Landlord shall have the right to reasonably approve or disapprove (with specific reasons therefor) Tenant's Final Plans and Specifications but only if, and to the extent that, such Final Plans and Specifications in Landlord's reasonable opinion (i) do not materially conform to the scope and preliminary design of Tenant's Initial Alterations, as set forth in Section 3 below and as shown on the attached Floor Plan and Development Drawings; or (ii) include modifications that compromise or otherwise impair the structural integrity of the Building; or (iii) do not conform to any requirements set forth in Section 3 herein; or (iv) negatively affect the exterior appearance of the Premises; or (v) do not conform to industry-standard quality of construction for comparable Class A warehouse buildings in the Oakland, San Leandro, San Lorenzo, Hayward, Union City market; or (vi) are not in strict compliance with Sections 10, 30 and 38 of the Lease. With respect to any such items for which Landlord has approval rights as set forth hereinabove, Landlord shall reasonably approve or disapprove (with specific reasons therefor) Tenant's first submission of the Final Plans and Specifications within five (5) business days after Landlord receives same. If disapproved, Landlord shall return the first submission of the Final Plans and Specifications to Tenant, who shall make all necessary revisions and re-submit the revised Final Plans and Specification to Landlord within five (5) business days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. If Landlord has not approved or disapproved such Final Plans and Specifications within the five (5) business days, Tenant shall provide written notice to Landlord. If Landlord has not approved or disapproved the first submission or any subsequent revised Final Plans and Specifications within five (5) days of receipt of Tenant's notice, Landlord shall be deemed conclusively to have approved the Final Plans and Specifications. Notwithstanding anything herein to the contrary, Landlord and Tenant agree to exercise good faith and due diligence to cause any disputes regarding the Final Plans and Specifications to be resolved promptly. The approved Final Plans and Specifications, as modified (if applicable), shall be deemed the "Construction Documents" for Tenant's Initial Alterations.

Delivery of any Final Plans and Specifications and/or Construction Documents and/or any Notices required under this Exhibit L shall be delivered by messenger service, by personal hand delivery or by overnight parcel service to Landlord's and Tenant's Addresses, both as set forth on page 1 of this Lease. To the extent Landlord has the right to approve the Final Plans and Specifications and/or the Construction Documents as hereinabove set forth, Landlord's interest in doing so is to protect the Premises, the Building and Landlord's interest therein. Accordingly, Tenant shall not rely upon Landlord's approvals, and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

3. SCOPE OF TENANT'S INITIAL ALTERATIONS. The following constitutes the general scope of Tenant's Initial Alterations:

         A.       BUILDING EXTERIOR AND SITE MODIFICATIONS (GENERAL
                  DESCRIPTION):

                  (i) Construct a new exterior enclosure, with a finish compatible aesthetically with the Building, to house the Main Electrical Distribution & Motor Control Center/Refrigeration Equipment. This new building to be located: either mid way down the west side of the Building in the area of the existing electrical transformers, or mid-way down the south side of the Building.

                  (ii) Construct a new exterior concrete pad with canopy and security fencing for new boiler to be located next to exterior wall of building at south east corner.

                  (iii) Modify existing parking lot striping to accommodate employees of Tenant.

                  (iv) New domestic water, sanitary sewer shall be tied into the existing site systems.

                  (v) Increase the existing main electrical service to the Building as required.

         B.       BUILDING INTERIOR MODIFICATIONS (GENERAL DESCRIPTION):

                  (i) Installation of an automated material handling storage and retrieval system for both dry and perishable merchandise.

                  (ii) Renovation of existing satellite office and welfare support facilities, adding drywall partitions and appropriate finishes as needed.

                  (iii) Construction of new food preparation, assembly, and refrigerated food storage rooms. Rooms to be constructed using modular pre-fabricated USDA approved portable metal panel system with partition walls on concrete curbs, and suspended insulated metal panel ceilings from existing roof structure above, provided that said roof structure can adequately support the system, as represented by Tenant's Architect (hereinafter defined) and Tenant's Contractor.

         C.       DEMOLITION WORK:

                  (i) Remove existing concrete floor slabs at new freezer and replace with new heated and insulated concrete slab, finished flush with existing slabs.

                  (ii) Remove and replace existing concrete floors at required Food Preparation and USDA areas, as delineated on the Floor Plan attached to this Exhibit L, to achieve proper slope for drainage and provide 1/4" thick troweled on epoxy coating.

                  (iii) Remove and trench for interior floor drains and new utility and plumbing lines.

                  (iv) Saw cut new door openings in exterior and interior walls as needed for exiting and access requirements.

                  (v) Saw cut new door openings and conveyor openings at concrete wall between interior building areas (not to exceed 25% of total wall area).

         D.       INTERIOR FINISHES:

                  (i) The ceiling in the preparation and refrigerated storage rooms to be USDA accepted insulated metal panel or insulated T-bar ceiling system, and shall be suspended from the structure above provided that said roof structure can adequately support the system as represented by Tenant's Architect (hereinafter defined) and Tenant's Contractor.

                  (ii) The floor finish in the process area shall be a USDA accepted 1/4" inch thick troweled on epoxy coating.

                  (iii) A suspended acoustical ceiling system, and vinyl floor tile and vinyl cove base shall be installed throughout the support office areas.

                  (iv) The floors in the toilets shall have thin set, unglazed ceramic floor tile installed, complete with a ceramic tile cove base.

         E.       ROOFING:

                  (i) Installation of additional roof framing supports as needed for roof mounted equipment and interior roof suspended air-handling units.

                  (ii) Provide new roof curbs and tie into existing roof system for HVAC, piping, and ventilation systems.

                  (iii) All roof penetrations or alterations to the roof to be in strict compliance with Landlord's specifications and/or requirements, which Landlord has provided to Tenant, and of which Tenant hereby acknowledges receipt.

                  (iv) All roofing work to be approved by Landlord's roofing consultant, and Tenant shall reimburse Landlord for the cost of any roof inspections, provided that the total cost of such inspections shall not exceed $2,000.00.

                  (v) No electrical wiring or conduit or equipment, except that which services the HVAC and ventilation systems, shall be located above the roof deck.

         F.       SHIPPING/RECEIVING DOCKS:

                  (i) Fill in oversize existing dock doors and provide new dock seals and levelers at all refrigerated shipping doors.

                  (ii) Fill in oversize existing dock doors and provide new dock levelers at non-refrigerated dry merchandise dock doors.

                  (iii) Provide new dock lighting at all dock doors.

         G.       PLUMBING:

                  (i) A complete sanitary waste and vent system from plumbing fixtures and floor drains with piping connection to the sanitary system shall be installed. Heavy-duty floor drains shall be provided throughout the process areas with the waste stream routed separately through an interceptor to the sanitary system.

                  (ii) A high-pressure hot water sanitation system including a booster pump and piping to serve the sanitation hose bibs will be provided.

                  (iii) A hot and cold water system including a water meter and back flow preventer with piping to serve plumbing fixtures.

                  (iv) A compressed air system including compressors and piping to serve food preparation equipment will be provided.

                  (v) All new plumbing fixtures to be American Standard or equal. Water closets urinals, and lavatories to be wall-hung.

         H.       INTERIOR FIRE PROTECTION:

                  (i) The entire facility will be reviewed, hydraulically calculated, and modified in areas of suspended ceilings and various satellite offices and welfare facilities as required to meet local building codes and regulations.

         I.       ELECTRICAL:

                  (i) New electrical service to be added to existing as required.

                  (ii) Main power distribution panels and process and equipment motor control center to be provided in new exterior electrical /equipment room.

                  (iii) Existing overhead lighting to be utilized in its present position, but may be relocated to suit Tenant's equipment, conveyor, and aisle layouts.

                  (iv) All new lighting in storage areas to be surface mounted, metal halide fixtures.

                  (v) All new lighting in order assembly areas to be high Kelvin metal halide, surface mounted fixtures.

                  (vi) All new satellite offices and welfare facilities to have fluorescent light fixtures.

         J.       REFRIGERATION:

                  (i) The refrigeration system shall be comprised of a Freon Refrigerant Gas system.

                  (ii) All compressors to be located within the new refrigeration equipment/electrical room being constructed on the exterior of the building and piped to remote evaporative fan coils located in the various refrigerated spaces.

                  (iii) The refrigeration evaporative condensers to be located on top of the new Building.

         K.       HVAC:

                  (i) The overall warehouse is not to be heated or air-conditioned.

                  (ii) The renovated office areas to be serviced with roof-mount HVAC equipment as needed. The Kitchen areas will be provided with conditioned make up air, exhaust hoods, and proper ventilation.

4.       CONSTRUCTION.

         A. Tenant shall be solely responsible for the construction, installation and completion of Tenant's Initial Alterations in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord. Tenant shall proceed with the construction, installation and completion of Tenant's Initial Alterations in accordance with the Construction Documents. No material changes shall be made to the Construction Documents approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed.

         B. Tenant at its sole cost and expense has employed a licensed, insured and, if so required by California law, bonded general contractor, Tri-Com Refrigeration, Inc. ("Contractor") to construct Tenant's Initial Alterations in accordance with the Construction Documents. Proof that the Contractor is licensed in California, is bonded (if required under California law), and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord prior to commencement of construction of Tenant's Initial Alterations. Tenant shall comply with, or cause the Contractor to comply with, all other terms and provisions of Exhibit B-1.

         C. Prior to commencement of the construction and installation of Tenant's Initial Alterations, Tenant shall provide to Landlord an estimated completion schedule for Tenant's Initial Alterations.

         D. Landlord shall at all reasonable times have a right to inspect Tenant's Initial Alterations

(provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors). If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to the Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

         E. Tenant shall provide to Landlord prior to construction of Tenant's Initial Alterations a schedule of values, which schedule sets forth a list of all contractors, subcontractors and suppliers for Tenant's Initial Alterations.

5. CONSTRUCTION AGREEMENTS. Landlord acknowledges and agrees that it has approved Tri-Com Refrigeration, Inc. as the general contractor for the performance of Tenant's Initial Alterations. Tenant hereby covenants and agrees that a provision shall be included in its agreement made with Tri-Com Refrigeration, Inc., and/or such other contractor(s) as are designated by Tenant and reasonably approved by Landlord, for the construction of any of Tenant's Initial Alterations, specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by Contractor or such other contractor(s). Tenant shall provide a copy of such contract to Landlord prior to the construction of Tenant's Initial Alterations.

6. PERMITS/INSURANCE. Tenant, at its sole cost and expense, shall obtain all governmental approvals if, and to the full extent, necessary for the issuance of any building permit that may be required for Tenant's Initial Alterations. Tenant, at its sole cost and expense, shall also cause to be obtained all other necessary approvals and permits, if any, from all governmental agencies having jurisdiction or authority for the construction and installation of Tenant's Initial Alterations. Prior to the commencement of any of Tenant's Initial Alterations for which approvals and/or permits are required, Tenant, shall provide to Landlord copies of all such required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of Tenant's Initial Alterations.

Tenant, at its sole cost and expense, shall undertake all steps necessary to insure that the construction of Tenant's Initial Alterations is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of Tenant's Initial Alterations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises.

Tenant shall also provide evidence of Tenant's procurement of the following insurance, which insurance shall be maintained at Tenant's sole cost and expense during the period of performance of Tenant's Initial Alterations:

         A. Insurance of the types and in the amounts specified in Exhibit B-1 and in Section 13 of the Lease.

         B. Builders' risk insurance for the amount of the completed value of Tenant's Initial Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials.

7. LIENS/NOTICE OF NON-RESPONSIBILITY. Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with Tenant's Initial Alterations. Tenant's Initial Alterations shall not be commenced until five (5) business days after Landlord has received advance notice from Tenant stating the date the construction of Tenant's Initial Alterations is scheduled to commence so that Landlord can post and record any appropriate Notice of Non-Responsibility.

Upon completion of Tenant's Initial Alterations, Tenant shall provide to Landlord all of the following, as previously specified in Exhibit B:

         A. Any certificates required for occupancy, including a complete Certificate of Occupancy issued by the City of Oakland, California.

         B. Final and unconditional mechanic's lien waivers for all of Tenant's Initial Alterations.

         C. A Certificate of Completion signed by Edward A. Bonelli & Associates, (herein defined as the "Architect").

         D. A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the county of Alameda, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

         E. A true and complete copy of all as-built plans and drawings for Tenant's Initial Alterations.

Any or all of those items listed in subsections A through E above may incorporate both Tenant's Initial Alterations and Tenant Improvements (as described in Exhibit B hereto).

8. TENANT'S INDEMNIFICATION. Tenant agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold Landlord and/or its partners, employees, agents, and contractors, lenders, members, property management company, directors, officers, successors and assigns ("Landlord's Indemnitees") harmless from any and all costs, expenses, liabilities, judgments, damages, claims, mechanic's liens or any other monetary liabilities threatened against, or incurred by, any of them, which may arise from, or in any way be connected with, the construction and/or installation of Tenant's Initial Alterations, except to the extent caused by sole, active, gross negligence or willful misconduct of Landlord and/or Landlord's Indemnitees.

9. LEASE PROVISIONS; CONFLICT. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit L, are incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit L, the terms of this Exhibit L shall prevail.

                                    EXHIBIT M
                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Agreement") is made and entered into to be effective as of __________, 199 _______("Assignment Date"), by and between _______________, a ______________ ("Assignor") and
______________("Assignee"), with reference to the following facts.

                                    RECITALS

         A. Assignor is the existing tenant under that certain Lease Agreement dated _____________ by and between _______________, a _______________, as landlord ("Landlord") and Assignor, as tenant, as subsequently amended pursuant to that certain Amendment _____________, dated (the "Lease") pursuant to which Landlord leased to Assignor, and Assignor leased from Landlord, those certain premises located at _______________________, California, as more particularly described in the Lease ("Premises").

         B. Assignor desires to assign all of its right, title and interest in, and obligations under, the Lease to Assignee, and Assignee desires to accept such assignment and assume such obligations, all on the terms and conditions set forth below.

         C. Landlord agrees to consent to the proposed assignment on the conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. Assignor and Assignee hereby agree that each of such parties are informed and believe that the recitals set forth hereinabove are true and correct and are incorporated into this Agreement.

         2. Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, assigns and delegates to Assignee all of its right, title and interest and obligations of Assignor under the Lease, and Assignee accepts such assignment and delegation above, assumes the Lease, agrees to pay all rent and other charges accruing under the Lease from and after the date hereof and agrees to observe and perform directly to Landlord, all of the other covenants, agreements and obligations to be observed and/or performed by the lessee under the Lease from and after the date hereof. Assignee has inspected the Premises and knows the present condition thereof and confirms that neither Landlord nor any officer, director, employee, agent or beneficiary of Landlord has made any representation or warranty to Assignee concerning the Premises, or otherwise, expressed or implied, and that Assignee does not accept the Premises in reliance upon any such representation or warranty.

         3. Representations and Warranties. Assignor and Assignee represent and warrant to Landlord that:

            a. Attached hereto as Exhibit A is a true, correct and complete copy of the Lease and all amendments and assignments thereto and there are no further modifications, amendments, supplements or understandings, oral or written, amending, supplementing or changing the terms of the Lease;

            b. The Lease is in full force and effect, has been duly executed and delivered by Assignor and is a valid, legal and binding obligation of Assignor and Assignee, as assignee of Assignor, enforceable in accordance with its express terms;

            c. Assignor represents and warrants that no default, breach, failure of condition or event of default under the Lease, nor any event or condition which, with notice or the passage of time or both, would constitute a default, breach, failure of condition or event of default thereunder, and Assignor has, as of the date hereof, complied with all of the terms and conditions of the Lease;

            d. There exists no liability or obligation of Assignor or Assignee or any other person which Assignor or Assignee could offset against or otherwise use to reduce the rental payments due thereunder; and

            e. Neither Assignor nor Assignee has entered into any sublease, assignment or other agreement transferring any of its interest in the Lease except as provided herein.

         4. Damage Deposit. The parties acknowledge that Landlord now holds the sum of Fifty Thousand Dollars ($50,000.00), to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and agrees that the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

         5. Release and Indemnification by Assignor. Assignor agrees to protect, hold harmless, defend and indemnify Assignee from and against any and all claims, judgments, damages, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees and costs, accruing under the Lease prior to the Assignment Date in connection with the obligations of Assignor thereunder.

         6. Indemnification by Assignee. Assignee agrees to protect, hold harmless, defend and indemnify Assignor from and against any and all claims, judgments, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, accruing under the Lease on or after the Assignment Date in connection with the obligations of Assignee thereunder.

         7. Assignor's and Assignee's Continuing Obligations to Landlord. Assignor hereby covenants, warrants and agrees for the benefit of Landlord that notwithstanding the assignment made herein, Assignor shall in all events and circumstances remain primarily liable to Landlord for and not be released or discharged from the performance of the lessee's obligations under the Lease (whether past, present or future), all of which liabilities and obligations Assignor agrees to pay and perform in accordance with the terms and provisions of the Lease, and Assignor and Assignee hereby covenant and warrant to Landlord that after the Assignment Date Assignor and Assignee shall be jointly and severally liable under the Lease for all of the lessee's obligations under the Lease. Assignor and Assignee hereby further covenant and warrant that Landlord's consent to this assignment shall not in any manner affect Landlord's ability to proceed against Assignor and Assignee, both jointly and severally, for any failure by Assignee or Assignor to perform any of its obligations under the Lease, nor shall any such consent be construed as a waiver by Landlord of any of its rights or remedies under the Lease. In the event of any conflict or dispute between Assignor and Assignee with respect to each of their obligations under the Lease, Landlord shall not be affected, impaired or otherwise adversely affected thereby, and Assignor and Assignee, jointly and severally, shall protect, hold harmless, defend and indemnify Landlord from and against any and all claims, damages, judgments, liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from or related to this Agreement, any brokerage commissions or fees asserted against or incurred by Assignor and/or Assignee, and any disputes or conflicts between Assignor and Assignee with respect to the Lease, this Agreement or the Premises.

         8. Attorney's Fees; Counterparts. If Assignor or Assignee bring any action against the other for the enforcement or interpretation of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together be deemed one document.

         9. General Provisions .

            a. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

            b. Assignee's address for notices shall be as follows unless changed in accordance with the Lease:

               -----------------------------
               -----------------------------
               -----------------------------

            c. Assignor and Assignee hereby ratify and affirm the terms and provisions of the Lease and further agree that the Lease is in full force and effect, and that the terms and provisions of the Lease shall remain unchanged except as specifically set forth in this Agreement. Assignor and Assignee intend that Landlord shall benefit as a third party from the terms of this Agreement and that Landlord shall be a third party beneficiary of this Agreement.

            d. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail.

            e. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

            f. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

            g. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            h. This Agreement, including addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the subject matter discussed herein, and there are no warranties or representations of any kind or nature whatsoever, either expressed or implied, except as may be set forth herein. Any and all future modifications of this Agreement or the Lease will be effective only if they are in writing and signed by the parties, Assignor, Assignee and Landlord. The terms and conditions of any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Assignment Date.

ASSIGNOR:

                                  ,
----------------------------------

a
 ---------------------------------

By:
     -----------------------------
Its:
     -----------------------------



ASSIGNEE:


                                  ,
----------------------------------

a
 ---------------------------------

By:
     -----------------------------
Its:
     -----------------------------

CONSENT OF LANDLORD TO ASSIGNMENT AND ASSUMPTION AGREEMENT:

         Landlord hereby consents to the Agreement and assignment, acceptance and assumption made therein; provided, that notwithstanding such consent:

         (i) Assignor is not and shall not be released or discharged from any liability or obligation of the tenant under the Lease, whether past, present or future (including liabilities and obligations arising or accruing during any renewal term of the Lease or with respect to any expansion space hereafter included in the Premises);

         (ii) Landlord does not waive any claims, rights, suits or actions against Assignor under the Lease;

         (iii) No addition, alteration or improvement shall be made to the Premises by Assignor or Assignee without the prior written consent of Landlord (unless otherwise set forth in Section 11 of the Lease) and any such addition, alteration or improvement shall be made subject to Section 11 of the Lease; and

         (iv) Such consent is limited to the assignment and assumption herein made and shall not relieve Assignor and Assignee from their obligation to obtain the consent of Landlord to (x) any future assignment, in whole or in part, of the interest of the tenant under the Lease, (y) any future sublease of the Premises, or any part thereof, or (z) any amendment, modification or change to the Agreement.


LANDLORD:


                                  ,
----------------------------------

a
 ---------------------------------

By:
     By:
        -----------------------------
     Its:
         ----------------------------

     Date:
           --------------------------

                                   ADDENDUM 1
                         OPTION TO EXTEND THE LEASE TERM


This Addendum 1 (the "Addendum") is incorporated as part of that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), by and between Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), and LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), for the leasing of those certain premises located at 5800 Coliseum Way, Oakland, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. GRANT OF EXTENSION OPTION. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an option ("Option") to extend the initial term of the Lease for an additional five (5) year period (the "Extended Term").

2. TENANT'S OPTION NOTICE. If Landlord does not receive written notice from Tenant of its exercise of this Option on a date which is not more than three hundred sixty (360) days nor less than two hundred seventy (270) days prior to the end of the initial term of the Lease (the "Option Notice"), all rights under this Option shall automatically terminate and shall be of no further force or effect.

3. ESTABLISHING THE MONTHLY BASE RENT FOR THE EXTENDED TERM. The schedule of Base Rent for the Extended Term shall be the then current market rent for similar warehouse space within the competitive market area of the Premises (the "Fair Rental Value"). The term "Fair Rental Value" of the Premises means the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including, but not limited to, length of term; the uses permitted under the Lease; the quality, size, design and location of the Premises; the condition and value of existing tenant improvements, (excluding Tenant's trade fixtures, personal property, equipment and improvements installed and paid solely by Tenant); the monthly base rent, beginning base rent and escalations paid by tenants for premises comparable to the Premises, and located within the competitive market area of the Premises. The competitive market area shall not extend beyond the cities of Oakland, San Leandro, San Lorenzo, Hayward and Union City. If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within sixty (60) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving written notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least five (5) years' full-time commercial real estate brokerage experience in the area of the Premises to establish their opinion of the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) business days after the other party has given written notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) brokers are unable to agree within thirty (30) days after the second broker has been appointed, Landlord and Tenant shall attempt to jointly select a third broker with the same qualifications within ten (10) days after the last day of the time period the two (2) brokers agree upon the Fair Rental Value. If Landlord and Tenant are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the judicial arbitration and mediation system of the county in which the

Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty
(30) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term, or shall consider (but not necessarily average) the first two opinions and render a third opinion which shall be binding on Landlord and Tenant. If either of the first two brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the Fair Rental Value for the Extended Term.

Upon determination of the Fair Rental Value for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease solely to set forth the Fair Rental Value of the Premises as hereinabove defined. Such amendment shall set forth among other things, the Fair Rental Value for the Extended Term and the actual commencement date and expiration date of the Extended Term. All other terms and conditions shall remain unchanged including, without limitation, the Damage Deposit of Fifty Thousand Dollars ($50,000.00) and the Letter of Credit in the face amount of One Hundred Eighty Thousand Dollars ($180,000.00), which Letter of Credit shall be extended to and including September 1, 2013. Tenant shall have no other right to further extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4. CONDITION OF PREMISES AND BROKERAGE COMMISSIONS FOR THE EXTENDED TERMS. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) except as set forth above in
Section 3 of this Addendum 1 in connection with the joint compensation of the third broker, if necessary, Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker.

5. LIMITATIONS ON, AND CONDITIONS TO, EXTENSION OPTION. Except for an assignment to a Related Entity or to a non-related entity having a net worth of at least Twenty Five Million Dollars ($25,000,000.00) and a net income of at least Four Million Dollars ($4,000,000.00) for the most recent fiscal year, both in accordance with the provisions of Section 16 of the Lease, this Option is personal to Tenant. Otherwise this Option may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. Should the Lease be assigned to a Related Entity or a non-related entity (which has met the above-stated financial criterion) both in accordance with the provisions of
Section 16 of the Lease and this Addendum 1, and should the Option be exercised, then Tenant shall in all events and circumstances remain primarily liable to Landlord, and shall not be released or discharged from the performance of Tenant's obligations under the Lease. After the effective date of any assignment, Tenant shall be jointly and severally liable under the Lease for all of Tenant's obligations under the Lease. At Landlord's option, all rights to exercise this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond any applicable cure period at any time during the initial term of the Lease, or is currently in default beyond any applicable cure period of any provision of the Lease; and/or (2) Tenant, the Related Entity, or a non-related entity which has met the above-stated financial criterion (as the case may be) has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (3) except for a permitted assignment or sublease as set forth in Section 16 herein, Tenant no longer has possession of all or any part of the Premises under the Lease; and/or (4) if the Lease has been terminated earlier, pursuant to the terms of the Lease.

6. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every time period set forth in this Addendum.

                                   ADDENDUM 2
                         AGREEMENT TO INSTALL SATELLITE
                             ANTENNA RECEIVING DISH


         This Addendum 2 is made this 1st day of April, 1998, by and between LINCOLN COLISEUM DISTRIBUTION CENTER, A California Limited Partnership ("Landlord"), and Intelligent Systems for Retail, a California corporation, dba ISR ("Tenant"), and is incorporated as part of that certain Lease Agreement, dated for reference purposes as of April 1, 1998 (the "Lease"), for the leasing of those certain premises located at 5800 Coliseum Way, Oakland, California as more particularly described in Exhibit A to the Lease.

         WHEREAS, Tenant has requested that Landlord consent to Tenant at its own expense, install and operate a satellite antenna receiving dish ( the "Antenna") from the roof of the Building; and

         WHEREAS, the Landlord desires to consent to the installation and operation of the Antenna subject to certain conditions, a copy of the plans and specifications for the installation and operation of the Antenna which are attached hereto as Exhibit A;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is mutually and respectively acknowledged by the parties, the parties contract and further agree as follows:

         1. Landlord hereby consents to the Tenant installing and operating a satellite antenna receiving dish (the "Antenna") on the roof of the Building at its sole cost and expense and subject to the conditions herein. This consent of Landlord shall not constitute any representation or warranty by Landlord that such alterations are feasible or advisable, or that they will be granted permits for construction by appropriate governmental authorities, or that the resulting Premises shall be safe, habitable or tenantable, or fit for tenant's purposes.

         2. The construction work on the Antenna shall be done by a reputable, licensed contractor reasonably approved by Landlord, and shall be done in a good and workmanlike manner and in compliance with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction by any public officer pursuant to laws and with all regulations of any board of fire underwriters having jurisdiction.

         3. Tenant shall, before installing the Antenna, at its sole cost and expense, obtain all permits, approvals and certificates, if any, required by any governmental or quasi-governmental bodies required for the installation or operation of the Antenna (the "Permits") and shall delivery promptly duplicates of all such permits, approvals and certificates to the Landlord as well as a copy of the executed installation contract, if applicable. Tenant further agrees to obtain and maintain the permits during the term hereof and that if it fails to do so, Landlord may require Tenant to remove the Antenna. If Tenant fails to so remove the Antenna, Landlord may do the same and charge Tenant for the cost of removal.

         4. Tenant shall keep the Premises and the Lot on which the Premises are located free from any liens arising out of any work performed, material furnished or obligations incurred by or on behalf of Tenant. Notwithstanding the foregoing, if by reason of any construction performed, or material furnished to the Premises for or on behalf of Tenant, any mechanic's or other lien shall be filed, claimed, perfected or otherwise established, Tenant shall discharge or remove the lien by bonding or otherwise within fifteen (15) days after Tenant receives notice of filing of same.

         5. Tenant covenants and agrees that neither Tenant nor its Agents will cause any damage to the roof, Building or its contents during the installation, operation, maintenance or removal of the Antenna, and Tenant agrees to promptly pay directly for the actual cost of any such repairs occasioned by Tenant's installation, operation, maintenance and removal of the same, and Tenant agrees to indemnify and hold Landlord harmless from the same.

         6. Tenant covenants and agrees that the installation, operation, maintenance and removal of the Antenna will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liability and expenses in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, operation, maintenance or removal of the Antenna.

         7. Tenant's right to operate an Antenna is limited to uses consistent with Tenant's Use as set forth in the Lease and for no other commercial use. Tenant shall not be permitted to assign or sublet its Antenna installation and operation rights to any other party other than to an assignee or sublessee of Tenant's interest in the Lease in accordance with Section 16 thereof and the right to operate an Antenna shall expire upon the expiration or earlier termination of Tenant's Lease, or as such Lease may be extended as provided in the Lease.

         8. Tenant will at all times, at its own cost maintain the Antenna in good condition and make all needed repairs to the Antenna in a timely manner, including but not limited to repairing and maintaining the Antenna as required by any governmental agency having jurisdiction thereof. Tenant shall initiate and carry out a program of regular inspection, maintenance and repair to the Antenna. Tenant shall present said program to Landlord within fifteen (15) days of installation of the Antenna and agrees to coordinate the program with Landlord's property manager and roofing contractor.

         9. Landlord shall not charge Tenant additional rent for the installation and use of the roof area for the Antenna. If, however, Landlord's insurance premium or real estate tax assessment increases solely and demonstrably as a result of the installation and operation of the Antenna, Tenant shall pay all such increases each year as Additional Rent upon receipt of a bill from Landlord. Tenant will have no right to an abatement or reduction in the amount of rent if for any reason Tenant is unable to use the Antenna.

         10. Landlord, at its sole option, may require Tenant, at any time prior to the expiration of this Lease, to terminate the operation of the Antenna if it is causing physical damage to the structural integrity of the Building or interfering with any other service provided by the Building. If, however, Tenant can correct the damage caused by the Antenna to Landlord's satisfaction within thirty (30) days, Tenant may restore its operation. If the damage is not corrected and the Antenna restored to operation within thirty (30) days, Landlord, at its sole option, may required that Tenant remove the Antenna at Tenant's own expense.

         11. At its sole cost and expense, Tenant shall remove and dispose of the Antenna on or before the expiration or earlier termination of this Lease. Tenant shall leave the portion of the roof where the Antenna was located in good order and repair. If Tenant does not remove the Antenna when so required, Tenant hereby authorizes Landlord to remove and dispose of the Antenna and charge Tenant for all costs and expenses incurred. Tenant agrees that Landlord shall not be liable for any property disposed of or removed by Landlord.

         12. The review or approval by Landlord of any plans and specifications under this Addendum 2 shall not constitute the assumption of any responsibility by Landlord for either the accuracy or the sufficiency of such plans and specifications or the quality or suitability of such plans and specifications or the equipment and systems therein depicted for the intended use. Any such review or approval by Landlord is for the sole purpose of protecting its interest in the Building and under the Lease; and no third party, including, without limitation, any person or entity claiming through or under Tenant or its contractors, agents, servants, employees, visitors or licensees, shall have any rights under this Lease or any rights against Landlord by reason of the Lease.

         13. Upon completion of the installation of the Antenna, Tenant shall within ten (10) days notify Landlord, when the last of the following conditions occurs:

                  (a) Landlord and/or its representative has inspected the premises after construction is complete and has determined that such construction has been completed in a good and workmanlike manner in accordance with Landlord's building standard roof-mount detail;

                  (b) Tenant shall provide Landlord with the final certificates and other permits required by law, together with copies of final lien waivers from its contractor, as well as any significant subcontractors and suppliers as requested by Landlord, in a form acceptable to Landlord; and

                  (c) Tenant certifies to Landlord that Tenant has paid the installation cost in full.


         IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this Addendum 2, effective on the day and year first above-written.

LANDLORD:

LINCOLN COLISEUM DISTRIBUTION CENTER,
A California Limited Partnership

By:      LINCOLN COLISEUM, A California Limited Partnership

         By:      LPC MS, Inc.,
                  as agent for LINCOLN COLISEUM,
                  A California Limited Partnership


                  By:   /S/
                        -------------------------------------
                        Senior Vice President


By:      PATRICIAN ASSOCIATES, INC.,
         a California corporation


         By:      /S/ JOHN URBAN
                  --------------------------------------
         Its:     VICE PRESIDENT, COMMERCIAL REAL ESTATE
                  --------------------------------------


         By:      /S/ MICHAEL S. DUFFY
                  --------------------------------------
         Its:     VICE PRESIDENT
                  --------------------------------------



TENANT:

Intelligent Systems for Retail, Inc.,
a California corporation,
dba ISR


By:      /S/ LOUIS H. BORDERS
         --------------------------------------
Its:     PRESIDENT
         --------------------------------------


By:      /S/ DAVID S. ROCK
         --------------------------------------
Its:     SECRETARY/VICE PRESIDENT, RETAIL
         --------------------------------------